EXHIBIT 1.1

ARTICLES OF ASSOCIATION OF

GUANGSHEN RAILWAY COMPANY LIMITED

(Approved by Special Resolution passed by the Shareholders’

General Meeting held on March 14, 1996)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 24, 1997)

(Amended by Special Resolution Adopted at the Interim Shareholders’

General Meeting Held on February 8, 2001)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 28, 2002)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 10, 2004)

(Amended by Special Resolution Adopted at the Interim Shareholders’

General Meeting Held on December 30, 2004)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on May 12, 2005)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on May 11, 2006)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on June 28, 2007)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on June 26, 2008)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on June 25, 2009)

(Amended by Special Resolution Adopted at the Interim Shareholders’ General Meeting Held

on September 27, 2012)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on May 28, 2015)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on May 26, 2016)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on June 15, 2017)

June 2017

(Note: This English translation is provided for reference only. In the event of any conflict or discrepancy between the Chinese and English versions, the Chinese version shall prevail).

TABLE OF CONTENT

CHAPTER 1 : GENERAL PROVISIONS	0

CHAPTER 2 : PURPOSES AND SCOPE OF BUSINESS	3

CHAPTER 3 : SHARES AND ISSUE OF SHARES	3

CHAPTER 4 : REDUCTION OF CAPITAL AND REPURCHASE OF SHARES	7

CHAPTER 5 : FINANCIAL ASSISTANCE FOR ACQUISITION OF THE COMPANY’S SHARES	10

CHAPTER 6 : SHARE CERTIFICATE AND REGISTER OF SHAREHOLDERS	11

CHAPTER 7 : SHAREHOLDERS’ RIGHTS AND OBLIGATIONS	16

CHAPTER 8 : SHAREHOLDERS’ GENERAL MEETINGS	19

CHAPTER 9 : SPECIAL PROCEDURES FOR VOTING BY A CLASS OF SHAREHOLDERS	31

CHAPTER 10 : BOARD OF DIRECTORS	34

CHAPTER 11 : SECRETARY OF THE BOARD OF DIRECTORS	44

CHAPTER 12 : GENERAL MANAGER	44

CHAPTER 13 : SUPERVISORY COMMITTEE	45

CHAPTER 14 : THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS, SUPERVISORS, GENERAL MANAGER, DEPUTY GENERAL MANAGERS AND OTHER SENIOR ADMINISTRATIVE OFFICERS OF THE COMPANY	47

CHAPTER 15 : FINANCIAL AND ACCOUNTING SYSTEMS AND PROFIT DISTRIBUTION	55

CHAPTER 16 : APPOINTMENT OF ACCOUNTING FIRM	60

CHAPTER 17 : INSURANCE	63

CHAPTER 18 : LABOUR AND PERSONNEL MANAGEMENT SYSTEMS	63

CHAPTER 19 : THE WORKING COMMITTEE OF THE PARTY	64

CHAPTER 20 : TRADE UNION ORGANIZATION OF THE COMMUNIST YOUTH LEAGUE	66

CHAPTER 21 : MERGER AND DIVISION OF THE COMPANY	66

CHAPTER 22 : DISSOLUTION AND LIQUIDATION	68

CHAPTER 23 : PROCEDURES FOR AMENDMENT OF THE COMPANY’S ARTICLES OF ASSOCIATION	70

CHAPTER 24 : DISPUTES RESOLUTIONS	71

CHAPTER 25 : SUPPLEMENTARY	72

ARTICLES OF ASSOCIATION OF

GUANGSHEN RAILWAY COMPANY LIMITED

(Approved by Special Resolution passed by the Shareholders’

General Meeting held on March 14, 1996)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 24, 1997)

(Amended by Special Resolution Adopted at the Interim Shareholders’

General Meeting Held on February 8, 2001)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 28, 2002)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on June 10, 2004)

(Amended by Special Resolution Adopted at the Interim Shareholders’

General Meeting Held on December 30, 2004)

(Amended by Special Resolution Adopted at the Shareholders’

General Meeting Held on May 12, 2005)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on May 11, 2006)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on June 28, 2007)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on June 26, 2008)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held on June 25, 2009)

(Amended by Special Resolution Adopted at the Interim Shareholders’ General Meeting Held

on September 27, 2012)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on May 28, 2015)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on May 26, 2016)

(Amended by Special Resolution Adopted at the Shareholders’ General Meeting Held

on June 15, 2017)

CHAPTER 1: GENERAL PROVISIONS

ARTICLE 1 The Company is a joint stock limited company established in accordance with the Company Law of the People’s Republic of China (the “Company Law”), “State Council’s Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Shares” (the “Special Regulations”) and other relevant laws and administrative regulations of the State.

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The Company was established by way of promotion with the approval under the document “Ti Gai Sheng” [1995] No. 151 of the Peoples’ Republic of China’s State Commission for Restructuring the Economic System. The Company is registered with and has obtained a business licence from the Administration Bureau of Industry and Commerce of Shenzhen, Guangdong Province, the PRC on the sixth (6) day of March 1996. The number of the Company’s business licence is 4403011022106.

The promoter of the Company is Guangzhou Railway (Group) Company.

ARTICLE 2 The Company’s registered name in Chinese is:”广深铁路股份有限公司” and in English is: GUANGSHEN RAILWAY COMPANY LIMITED

ARTICLE 3 The Company’s domicile: No. 1052, Heping Road, Shenzhen, China

Zip Code : Telephone : Facsimile :	518010 (0755) 25584891 (0755) 25591480

ARTICLE 4 The Chairman of the board of directors shall be the legal representative of the Company.

ARTICLE 5 The Company is a joint stock limited company in perpetual existence.

ARTICLE 6 In accordance with the Company Law, the Constitution of Communist Party of China, the Special Regulations, the Mandatory Provisions for the Articles of Association of Companies to be Listed Outside China (the “Mandatory Provisions”), the Guidelines for Articles of Association of Listed Companies (the “Guidelines on Articles of Association”), other relevant laws, administrative regulations and regulatory documents of the State, the articles of association adopted on 22 January 1996 and the amended articles of association approved at the respective shareholders’ general meetings held on 14 March 1996, 24 June 1997, 8 February 2001, 28 June 2002, 10 June 2004, 30 December 2004, 12 May 2005, 11 May 2006, 28 June 2007 and 26 June 2008, 25 June 2009, 27 September 2012, 28 May 2015 and 26 May 2016 (referred to as the “Original Articles of Association”), the Company formulates these articles of association of the Company 15 June 2017 (hereinafter referred to as these “Articles of Association of the Company” or “Articles of Association”) for the purpose of standardizing the organization and behaviour of the Company, protecting the legitimate interests of the Company and its Shareholders and enhancing the Communist Party’s guidance on the Company.

ARTICLE 7 The Original Articles of Association have taken effect since the completion of registration formalities with the Administration Bureau of Industry and Commerce of Shenzhen, Guangdong Province, the PRC.

These Articles of Association of the Company shall take effect after being approved by the government approval department authorized by the State Council and the Securities Committee of the State Council. The Original Articles of Association of the Company will be replaced by these Articles of Association of the Company when the latter take effect.

The Company shall, within the period stipulated by laws or administrative regulations, process the registration of alternation of mandatory registered items due to the amendment of the Original Articles of Association.

ARTICLE 8 From the date of these Articles of Association becoming effective, these Articles of Association shall be a legally binding document which regulates the Company’s organization and activities, and defines the rights and obligations between the Company and its shareholders and among the shareholders inter se.

ARTICLE 9 These Articles of Association are binding on the Company, its shareholders, directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company; all of whom are entitled to claim rights concerning the affairs of the Company in accordance with these Articles of Association.

These Articles of Association are actionable by a shareholder against the Company and vice versa, by shareholders against each other and by a shareholder against the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company.

The actions referred to in the preceding paragraph include court proceedings or arbitration proceedings.

Other senior administrative officers referred to in the first paragraph of this Article include the chief accountant, the chief economist, the chief engineer and the secretary to the board of directors.

ARTICLE 10 The Company can invest in other limited liability companies or joint stock limited companies, and its liabilities to an investee company shall be limited to the amount of its capital contribution to the investee company.

ARTICLE 11 On condition of adherence to the Guidance of the Communist Party of China and compliance with applicable laws and administrative regulations of the People’s Republic of China (“PRC”), the Company has the power to raise and borrow money which power includes without limitation the issue of debentures, the charging or pledging of part or whole of the Company’s business or properties and other rights permitted by PRC laws and administrative regulations.

CHAPTER 2: PURPOSES AND SCOPE OF BUSINESS

ARTICLE 12 The business purposes of the Company are: to utilise local and overseas social funding to improve the Company’s standard of technology, the standard of the equipment, the quality of the service, and to improve the Company’s market competitiveness, to ensure the safety of railway transportation, to accelerate the development of the railway transportation business, to become a first class international railway transportation enterprise so that all the shareholders may receive reasonable economic benefits as well as a satisfactory capital return.

ARTICLE 13 Scope of business of the Company shall be subject to the items approved by the company registration authority.

The scope of business of the Company covers: the provision of passenger and cargo railway transport services, the technology services of railway facilities, the agency for domestic cargo transport, the agency for railway cargo transport, leasing of railway equipment, locomotive maintenance (including repair and additional modification of wagon factory and division), the processing and repairing of mechanical equipment, the inspection, testing, repairing, refitting, leasing and installation of instruments and equipment specially used in railway, the construction management services in relation to railway projects, survey, design, construction and maintenance of construction on railways or surrounding areas, the leasing of properties owned by the Company, the utility maintenance and installation services, property management, the provision of warehousing, storage and cargo handling services, the agency for passenger railway tickets and advertisement business, the domestic supply and marketing entities for trade materials and resources (except for franchise, centralized control or exclusive agency), import and export of goods and technology and the reorganization and operation of various enterprises (separate declaration required for individual projects).

ARTICLE 14 The Company may, according to its ability to develop, and upon the approval by special resolution adopted by the shareholders’ general meeting and the approval of the relevant state authority, adjust its business scope or investment direction and method etc.

CHAPTER 3: SHARES AND ISSUE OF SHARES

ARTICLE 15 The Company shall have ordinary shares at all times. Subject to the approval of the government approval department of the Company authorized by the State Council, the Company may, according to its requirements, create other classes of shares.

ARTICLE 16 The shares issued by the Company shall have par value and of Renminbi one yuan per share.

The Renminbi referred to in the preceding paragraph is the legal currency of the People’s Republic of China.

ARTICLE 17 Subject to the approval of the securities regulatory authority of the State Council, the Company may issue shares to domestic investors and overseas investors for subscription.

Overseas investors referred to in the preceding paragraph shall mean those investors of foreign countries, Hong Kong, Macau and Taiwan who subscribe for shares issued by the Company. Domestic investors shall mean investors within the territory of the PRC (excluding investors of the regions referred to in the preceding sentence) who subscribe for shares issued by the Company.

ARTICLE 18 The shares issued by the Company to domestic investors for subscription in Renminbi shall be referred to as “Domestic-Invested Shares”. Domestic-Invested Shares include shares issued to the promoter by the Company upon its establishment and shares issued to the public in the PRC after its establishment. The shares issued by the Company to overseas investors for subscription in foreign currencies shall be referred to as “Foreign-Invested Shares”. Foreign-Invested Shares, which are listed overseas, are called “Overseas Listed Foreign-Invested Shares”.

Foreign currencies referred to in the preceding paragraph shall mean the lawful currencies of other countries or regions, other than Renminbi, which are recognized by the foreign exchange regulatory authority of the State and which can be used for payment of share subscription to the Company.

ARTICLE 19 Overseas Listed Foreign-Invested Shares issued by the Company and listed in Hong Kong shall be called “H Shares”. H Shares means the shares which are approved to be listed on The Stock Exchange of Hong Kong Limited (the “HK Stock Exchange”), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars.

ARTICLE 20 With the approval of the government approval department of the Company authorized by the State Council, the Company issued 2,904,250,000 shares to Guangzhou Railway (Group) Company (the “Promoter”) at the time of its establishment.

ARTICLE 21 The Company made its first increase of capital after its incorporation by issuing ordinary shares, namely a total of 1,431,300,000 H shares (including those by the exercise of over-allotment options).

Subsequent to the increase of capital by issuing shares as referred to in the preceding paragraph, the share capital structure of the Company is: 4,335,550,000 ordinary shares, of which 2,904,250,000 shares are held by the Promoter, representing 66.99 per cent of the total number of ordinary shares, and 1,431,300,000 shares are held by holders of H Shares, representing 33.01 per cent of the total number of ordinary shares.

As approved by the by China Securities Regulatory Commission on 6 December 2006, the Company made its initial public offering of 2,747,987,000 Renminbi-denominated ordinary shares in the PRC on 13 December 2006 and such shares were listed on the Shanghai Stock Exchange on 22 December 2006.

Subsequent to the increase of capital by issuing shares to the public in the PRC as referred to in the preceding paragraph, the share capital structure of the Company is: 7,083,537,000 ordinary shares, of which 2,904,250,000 shares are held by the Promoter, 2,747,987,000 shares are held by public shareholders in the PRC and 1,431,300,000 shares are held by holders of H Shares, representing 41.0 per cent, 38.8 per cent and 20.2 per cent of the total number of ordinary shares, respectively.

ARTICLE 22 Subject to the proposals of the Company to issue Overseas Listed Foreign-Invested Shares and Domestic-Invested Shares as approved by the securities regulatory authority of the State Council, the Company’s board of directors may make implementing arrangements for separate issues.

The Company’s proposal to issue Overseas Listed Foreign-Invested Shares and Domestic-Invested Shares separately pursuant to the preceding paragraph may be separately implemented within fifteen (15) months from the date of approval of the Securities Committee of the State Council.

ARTICLE 23 In respect of the total number of shares as stated in a shares issuing proposal, where the Company shall separately issue Overseas Listed Foreign-Invested Shares and Domestic-Invested Shares, these respective shares shall be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for at their offerings due to exceptional circumstances, subject to the approval of the Securities Committee of the State Council, these shares may be issued in batches.

ARTICLE 24 Subsequent to the increase in capital by issuing of shares to the public in the PRC as referred to in Article 21, the Company’s registered capital is Renminbi 7,083,537,000.

ARTICLE 25 The Company may, based on its requirements for operation and development and in accordance with the relevant provisions of these Articles of Association, approve an increase in capital.

The Company may increase its capital in the following ways:

(1) offering new shares to investors who are not specially designated for subscription;

(2) offer of shares other than a public offering;

(3) placing new shares to its existing shareholders;

(4) issue of new shares to its existing shareholders;

(5) conversion of common reserve funds to increase share capital;

(6) other methods as permitted by laws, administrative regulations and as approved by the China Securities Regulatory Commission.

The Company’s increase in capital by issuing new shares shall, after being approved in accordance with the provisions of these Articles of Association, be conducted in accordance with the procedures stipulated by relevant laws and administrative regulations of the State.

ARTICLE 26 Unless otherwise provided by relevant laws and administrative regulations, the shares of the Company shall be freely transferable and free from any liens.

ARTICLE 27 The Company shall not accept those shares of the Company as the subject of a pledge.

ARTICLE 28 Shares of the Company held by the Promoter shall not be transferred within one year of the date of establishment of the Company. Shares of the Company held by the Promoter before the public offering of the Company shall not be transferred within one year of the date of trading of shares of the Company at a domestic stock exchange.

The directors, supervisors, general manager, deputy general managers and other senior administrative officers shall report to the Company on a regular basis as to the Company’s shares held by them and any change thereof during their terms of office and no one shall transfer more than 25% of the total shares of the Company that he or she holds each year during his or her term of office; the shares held by such person shall not be transferred within one year of the date on which the Company’s shares are listed and commence trading in the domestic stock exchange; no one shall transfer the shares of the Company that he or she holds within six months after leaving his or her respective offices.

ARTICLE 29 Where a shareholder of the Company holding more than 5 per cent of the shares carrying the right to vote pledges the shares held, he/she shall report to the Company in writing within three working days from the date on which the event occurs.

ARTICLE 30 Where a shareholder of the Company holding 5 per cent or more of the shares carrying the right to vote sells the shares held within six months from the date of acquisition of the shares or reacquires shares of the Company within six months from the date of sale of the shares, the profits deriving therefrom shall belong to the Company.

The provision in the preceding paragraph is applicable to the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company.

If the board of directors fails to implement the provisions of the first paragraph of this Article, the shareholders shall have the right to require the board of directors to implement the provisions within 30 days. If the board of directors fails to implement the provisions within the prescribed period, the shareholders shall, in the interests of the Company and in his/their own name(s), have the right to initiate legal proceedings directly at a People’s Court.

Where the board of directors fails to implement the provisions of the first paragraphs, the directors who are liable for such default shall assume joint liability in accordance with law.

In the event that the regulatory authorities of the place where the Overseas Listed Foreign-Invested Shares are listed have different requirements, such requirements shall prevail.

CHAPTER 4: REDUCTION OF CAPITAL AND REPURCHASE OF SHARES

ARTICLE 31 In accordance with the provisions of these Articles of Association, the Company may reduce its registered capital.

ARTICLE 32 When the Company reduces its registered capital, it shall draw up a balance sheet and a list of assets.

The Company shall notify its creditors within ten (10) days of the date on which the resolution for reduction of its registered capital is passed and shall publish a notice in a newspaper within thirty (30) days of the date of such resolution. A creditor within thirty (30) days of receiving the notice from the Company or, in the case of a creditor who does not receive the notice, within forty-five (45) days of the date of the public notice, is entitled to demand the Company to repay its debts or provide a corresponding guarantee for such debt.

The Company’s registered capital after reduction of the capital shall not be less than the statutory minimum amount.

ARTICLE 33 The Company may, upon approval obtained in accordance with the procedures provided in these Articles of Association, and subject to the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:

(1) cancellation of shares for the purpose of capital reduction of the Company;

(2) merger with another company that holds shares of the Company;

(3) issue of shares to its employees as bonus;

(4) repurchasing of any shares held by any shareholder who is opposed to the Company’s resolution for merger or division at a shareholders’ general meeting upon request.

Any repurchase of shares under items (1) to (3) of the foregoing paragraph shall be approved at the shareholders’ general meeting of the Company. After repurchase of the shares according to the foregoing paragraph by the Company, the shares repurchased under item (1) shall be cancelled within ten days of the date of the repurchase; and the shares repurchased under items (2) and (4) shall be transferred or cancelled within six months.

The shares repurchased by the Company under item (3) of the first paragraph may not exceed 5 per cent of the total of the Company’s issued shares. Such repurchase shall be financed by the Company’s profit after tax. The shares so repurchased shall be transferred to the employees within one year.

In the event that the regulatory authorities at the place of listing of the Overseas Listed Foreign-Invested Shares have different requirements, such requirements shall prevail.

ARTICLE 34 The Company may, with the approval of the relevant State governing authority for repurchasing its shares, conduct the repurchase in one of the following ways:

(1) making a repurchase offer to all shareholders on a pro rata basis;

(2) repurchasing the shares through public dealing on a stock exchange;

(3) repurchasing the shares by an off-market agreement.

ARTICLE 35 Where the Company repurchases its shares by an off-market agreement, the prior approval of shareholders’ general meeting shall be obtained in accordance with the provisions of these Articles of Association. The Company may terminate or vary a contract so entered into by the Company or waive its rights therein upon the prior approval of shareholders’ general meeting obtained in the same manner.

A contract to repurchase shares referred to in the preceding paragraph includes (but not limited to) an agreement to become obliged to repurchase or an acquisition of the right to repurchase shares of the Company.

The Company shall not assign the contract for repurchasing its shares or any rights therein.

ARTICLE 36 Shares which shall be repurchased according to laws, regulations, Articles of Association or resolution of shareholders’ general meeting after the repurchase by the Company in accordance with law, shall be cancelled within the period prescribed by laws and administrative regulations, and the Company shall apply to the original companies registration authority for registration of the change in its registered capital.

The aggregate par value of those cancelled shares shall be reduced from the amount of the Company’s registered capital.

ARTICLE 37 Unless the Company is in the course of liquidation, the repurchase of issued shares by the Company shall be subject to the following provisions:

(1) for those shares repurchased at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of an issuance of new shares made for that purpose;

(2) for those shares repurchased at a premium to its par value, payment up to the par value thereof may be made out of the book surplus distributable profits of the Company or out of the proceeds of an issuance of new shares made for that purpose; payment of the portion in excess of the par value shall be dealt with in the following manners:

(i) for those repurchased shares which were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

(ii) for those repurchased shares which were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of an issuance of new shares made for that purpose, provided that the amount paid out of the proceeds of the issuance of new shares shall not exceed the aggregate of premiums received from the issuance of the shares repurchased, nor shall it exceed the current amount of the Company’s capital common reserve fund account (including the amount of premiums from the issuance of new shares) of the Company at the time of such repurchase;

(3) The payment made by the Company for the following purposes shall be paid out of the Company’s distributable profits:

(i) acquisition of rights in respect of repurchase of its shares;

(ii) variation of any contract in respect of repurchase of its shares;

(iii) discharging of any of its obligations under any repurchase agreement;

(4) after the reduction of the total nominal value of the shares which have been so cancelled from the registered capital of the Company in accordance with the relevant provisions, the amount which has been deducted from the distributable profits of the Company and used for repurchasing the nominal value portion of the shares shall be credited to the capital common reserve fund account.

CHAPTER 5: FINANCIAL ASSISTANCE FOR ACQUISITION OF

THE COMPANY’S SHARES

ARTICLE 38 The Company or its subsidiaries shall not, at any time or in any manner, provide any financial assistance to any person who acquires or intends to acquire the shares in the Company. The person who acquires the shares of the Company as aforesaid includes the person who directly or indirectly incurs any obligations due to the acquisition of shares in the Company.

The Company or its subsidiaries shall not, at any time or in any manner, provide financial assistance to reduce or discharge such person as aforesaid from his or her obligations.

This Article shall not apply to the circumstances specified in Article 40 of this Chapter.

ARTICLE 39 For the purpose of this Chapter, “financial assistance” includes (but not limited to) the following:

(1) gift;

(2) guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the obligor), compensation (other than compensation made as a result of default on the part of the Company itself), discharge or waiver of rights;

(3) provision of loan or entering into contract under which the obligations of the Company are to be fulfilled before performance of the obligations by another party or the novation of the parties to, or the assignment of rights arising under, such loan or agreement;

(4) any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or as a result of which the net assets would be reduced to a material extent.

For the purpose of this Chapter, “incurring any obligations” includes the incurring of obligations by the obligor through changing of the obligor’s financial position by way of contract or the making of arrangement (whether enforceable or not, and whether made on its own account or with any other person), or by any other means.

ARTICLE 40 The following shall not be deemed to be activities prohibited by Article 38 of this Chapter.

(1) the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose in giving the financial assistance is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some overall plan of the Company;

(2) the lawful distribution of the Company’s assets by way of dividend;

(3) the allotment of bonus shares as dividends;

(4) reduction of registered capital, repurchase of shares of the Company or a reorganization of the shareholding structure of the Company effected in accordance with these Articles of Association;

(5) lending of money by the Company in the ordinary course of business which falls within its scope of business (provided that the net assets of the Company shall not be thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is made out of distributable profits of the Company);

(6) provision of fund by the Company for contributions to staff and workers’ shares schemes (provided that the net assets of the Company shall not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is made out of distributable profits of the Company).

CHAPTER 6: SHARE CERTIFICATE AND REGISTER

OF SHAREHOLDERS

ARTICLE 41 Share certificates of the Company shall be in registered form. The following items shall be expressly stated on the share certificate of the Company:

(1) the Company’s name;

(2) the date of registration of the Company;

(3) the class of the share certificate, the par value and the number of shares represented by the share certificate;

(4) the serial number of the share certificate;

(5) other items required to be stated by the stock exchange on which the Company’s shares are listed.

ARTICLE 42 Share certificates of the Company shall be signed by the Chairman of the Company’s board of directors. Where the stock exchange on which the Company’s shares are listed requires other senior administrative officer(s) of the Company to sign thereon, the share certificates shall also be signed by such senior administrative officer(s). The share certificates shall take effect after the designated securities seal of the Company have been affixed thereto or the designated securities seal has been affixed thereto in a printed form. The affixing of the Company’s designated securities seal shall be authorized by the board of directors. The signatures of the Chairman of the board of directors or other senior administrative officer(s) of the Company on the share certificates may also be made in a printed form.

ARTICLE 43 The Company shall keep a register of its shareholders and enter in the register the following particulars:

(1) the name and address (residence), the occupation or nature of each shareholder;

(2) the class and number of shares held by each shareholder;

(3) the amount paid or payable for the shares held by each shareholder;

(4) the serial numbers of the shares held by each shareholder;

(5) the date when each shareholder is registered as a shareholder;

(6) the date when each shareholder ceased to be a shareholder.

Unless contrary evidence is shown, the register of shareholders shall be conclusive evidence of the shareholders’ shareholdings in the Company.

ARTICLE 44 The Company may, in accordance with the mutual understanding and agreements between the securities regulatory authority of the State Council and overseas securities regulatory authorities, maintain the register of shareholders of Overseas Listed Foreign-Invested Shares overseas and appoint an overseas agent(s) to manage such share register.

The original copy of the register of holders of H Shares shall be maintained in Hong Kong.

A duplicate of the register for holders of Overseas Listed Foreign-Invested Shares shall be maintained at the Company’s address. The appointed overseas agent(s) shall at all times ensure the consistency between the original and the duplicate of the register of holders of Overseas Listed Foreign-Invested Shares.

In the event of any inconsistency between the original and the duplicate of the register of holders of Overseas Listed Foreign-Invested Shares, the original shall prevail.

ARTICLE 45 The Company shall have a complete register of shareholders which shall comprise the following:

(1) a part of the register of shareholders maintained at the Company’s address other than those specified in sub-paragraphs (2) and (3) of this Article;

(2) a part of the register of shareholders in respect of the holders of Overseas Listed Foreign-Invested Shares of the Company maintained in the place of the overseas stock exchange on which the shares are listed; and

(3) any other parts of the register of shareholders maintained at such other place(s) as the board of directors may consider necessary for the purpose of listing the shares of the Company.

ARTICLE 46 The various parts of the register of shareholders shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

All the fully paid up Domestic-Invested Shares and H Shares shall be transferable in accordance with provisions of laws and regulations and these Articles of Association. However, where H Shares are transferred, the board of directors may refuse to recognize any instrument of transfer without giving any reason unless all of the following conditions are satisfied:

(1) a fee (for each instrument of transfer) of two dollars and fifty cents Hong Kong dollars or any higher fee as agreed by the Hong Kong Stock Exchange has been paid to the Company for registration of any instrument of transfer and any other document which is related to or will affect all ownership of the shares;

(2) the instrument of transfer only involves H Shares;

(3) the stamp duty chargeable on the instrument of transfer has been paid;

(4) the relevant share certificate and upon the reasonable request of the board of directors any evidence showing that the transferor is entitled to transfer the shares have been produced;

(5) if it is intended to transfer the shares to joint holders, then the number of joint holders shall not exceed four (4); and

(6) the Company shall not have any lien on the relevant shares.

The alteration and rectification of each part of the share register shall be carried out in accordance with the laws of the place where each part of the register is maintained.

If the Company refuses to register the transfer of shares, the Company shall within two months after the date of submission of the formal transfer application provide the transferor and the transferee with a notice of refusal to register such transfer.

ARTICLE 47 No entry made to the shareholders’ register due to the transfer of shares may be made within thirty (30) days before the date of a shareholder’ general meeting or within five (5) days before the record date for the Company’s distribution of dividends.

ARTICLE 48 Where the Company decides to convene a shareholders’ general meeting, distribute dividends, enter into liquidation or carry out other activities for which it is necessary to ascertain the shareholding, the board of directors shall fix a record date for the purpose of determining shareholdings. A person who is registered in the register as shareholders of the Company at the end of the record date shall be a shareholder of the Company.

ARTICLE 49 Any person aggrieved and claiming to be entitled to have his name (or its name) entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

ARTICLE 50 Any person who is a registered shareholder on the register of shareholders or who claims to be entitled to have his name (or its name) entered into the register of shareholders in respect of shares in the Company may, if his share certificate (the “original certificate”) relating to the shares is lost, apply to the Company for a replacement for new share certificate in respect of such shares (the “Relevant Shares”). If a shareholder of domestic shares loses his share certificate and applies for a replacement for new certificate, the Company shall process the application in accordance with the Company Law.

If a shareholder of overseas listed foreign-invested shares loses his share certificate and applies for a replacement for new certificate, the Company shall process the application in accordance with the laws, rules of stock exchange, or other relevant regulations of the country/region where the original copy of the register of shareholders of such shareholder of overseas listed foreign-invested shares is maintained.

The replacement for share certificate applied by a holder of H Shares who has lost his share certificate shall be conducted in accordance with the following procedures:

(1) The applicant shall submit an application in a standard form prescribed by the Company and accompanied by a notarial certificate or a statutory declaration (i) stating the grounds upon which the application is made and the circumstances and the evidence of the loss of share certificate; and (ii) declaring that no other person is entitled to have his name entered in respect of the Relevant Shares.

(2) Before the Company decides to issue the new share certificate, no statement made by any person other than the applicant declaring that his name shall be entered in the register of shareholders in respect of such shares has been received.

(3) The Company shall, if it intends to issue a new share certificate to the applicant, publish a notice of its intention at least once every thirty (30) days in a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

(4) The Company shall have, prior to publication of its intention to issue a new share certificate, delivered to the stock exchange on which its shares are listed a copy of the notice to be published and may publish the notice upon receiving confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of Stock Exchange for a period of ninety (90) days.

In the case of an application made without the consent of the relevant registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published;

(5) Upon the expiration of the 90-day period for the publication of the said announcement as provided referred to in paragraphs (3) and (4) of this Article, if no objection is received by the Company from any person to the replacement of such certificate, the new share certificate shall be issued pursuant to the application of the applicant.

(6) Upon issuing the new share certificate under this Article, the Company shall forthwith cancel the original share certificate and enter the cancellation and issue in the register of shareholders accordingly.

(7) All expenses incurred by the Company in connection with the cancellation of the original share certificate and the issuance of the new share certificate shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant.

ARTICLE 51 Upon the issuance by the Company of a new share certificate pursuant to these Articles of Association, the name of a bona fide purchaser gaining possession of such new share certificate or the person who is subsequently entered in the register of shareholders as holder of such shares (if being a bona fide purchaser) shall not be removed from the register of shareholders.

ARTICLE 52 The Company shall not be liable for any damages sustained by any person as a result of the cancellation of the original share certificates or issuance of the new share certificates, unless the claimant proves that the Company has acted fraudulently.

CHAPTER 7: SHAREHOLDERS’ RIGHTS AND OBLIGATIONS

ARTICLE 53 A shareholder of the Company is a person who lawfully holds shares in the Company and whose name is entered in the register of shareholders.

A shareholder shall enjoy rights and bear obligations according to the class and proportion of the shares held by him; the shareholders of the same class of shares shall enjoy the same rights and shall bear the same obligations.

ARTICLE 54 The ordinary shareholders of the Company shall enjoy the following rights:

(1) to receive dividends and other forms of profit distributions in proportion to the number of shares he holds;

(2) to attend and to vote at shareholders’ general meetings in person or by proxy in accordance with laws;

(3) to supervise the business operation and activities of the Company, and to make proposals or inquiries in relation thereto;

(4) to transfer, confer or pledge shares in accordance with laws, administrative regulations and the provisions of these Articles of Association;

(5) to obtain relevant information in accordance with laws, regulations and the provisions of these Articles of Association, including:

(i) to obtain these Articles of Association upon payment of the cost thereof;

(ii) upon payment of reasonable charges, to inspect and make copies of:

(a) all parts of the register of shareholders;

(b) personal particulars of the Company’s directors, supervisors, general manager, deputy general managers and other senior administrative officers, including:

(aa) present name and alias and any former name or alias;

(bb) principal address (domicile);

(cc) nationality;

(dd) full-time occupation and all other part-time occupations and duties;

(ee) identification document and the number thereof.

(c) status of the Company’s share capital;

(d) reports showing the aggregate par value, quantity, highest and lowest prices paid in respect of each class of shares repurchased by the Company since the end of last accounting year and the aggregate amount paid by the Company for this purpose;

(e) minutes of shareholders’ general meetings;

(f) the latest audited financial reports and the report of directors, auditors and supervisors thereon;

(g) special resolutions of the Company;

(h) a copy of the latest annual financial report filed with the national taxation department or other regulatory authorities;

(6) in the event of the dissolution or liquidation of the Company, to participate in the distribution of the remaining assets of the Company in accordance with his shareholding;

(7) other rights conferred by laws, administrative regulations and these Articles of Association.

ARTICLE 55 The ordinary shareholders of the Company shall assume the following obligations:

(1) to observe these Articles of Association;

(2) to pay the subscription price in accordance with the number of shares subscribed for and in the manner of subscription;

(3) save as stipulated under laws and regulations, no withdrawal shall be allowed;

(4) other obligations imposed by the relevant laws, administrative regulations and these Articles of Association.

Shareholders shall not be liable to make any further contribution to the share capital other than as agreed by the subscriber of the relevant shares on subscription.

ARTICLE 56 Save for the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, when exercising its rights as a shareholder, a controlling shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of the shareholders as a whole or of part of the shareholders of the Company:

(1) to relieve a director or supervisor from his duty to act honestly in the best interests of the Company;

(2) to approve the expropriation by a director or supervisor (for his/her own benefit or for the benefit of another person), in any manner of the Company’s assets, including (without limitation) opportunities beneficial to the Company;

(3) to approve the expropriation by a director or supervisor (for his/her own benefit or for the benefit of another person) of the personal rights of other shareholders, including (without limitation) any entitlement to distributions and voting rights save pursuant to a corporate restructuring submitted to the shareholders’ general meeting for approval in accordance with these Articles of Association.

In the flows of operating capital between the controlling shareholder and other connected parties and the Company, appropriation of the Company’s capital shall be stringently restricted. The controlling shareholder and other connected parties shall not request the Company to pay in advance for them salaries, benefits, insurance, advertisement and other fees, and they shall not bear the costs and other expenses on behalf of one another.

The Company shall not directly or indirectly provide capital to the controlling shareholder and other connected parties for use in the following ways:

(1) to lend capital of the Company to the controlling shareholder and other connected parties for use whether at a consideration or at nil consideration;

(2) to extend entrusted loans to the connected parties through banks or non-bank financial institutions;

(3) to entrust the controlling shareholder and other connected parties to conduct investment activities;

(4) to issue a bill of acceptance without real transaction background for the controlling shareholder and other connected parties;

(5) to pay off liability for the controlling shareholder and other connected parties;

(6) other ways specified by China Securities Regulatory Commission.

ARTICLE 57 For the purpose of the foregoing Article, a “controlling shareholder” means a shareholder who holds fifty per cent or more of the shares of the Company, or in the case of less than fifty per cent, the voting rights represented by the shares held by whom are sufficient to exert a significant influence upon the resolutions of the shareholders’ general meeting.

ARTICLE 58 Subject to the compliance of relevant laws, regulations and rules, where the Company intends to issue preference shares, the rights and obligations of holders of such shares shall be resolved by the shareholders’ general meeting.

CHAPTER 8: SHAREHOLDERS’ GENERAL MEETINGS

ARTICLE 59 The shareholders’ general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.

ARTICLE 60 The shareholders’ general meeting shall exercise the following functions and powers:

(1) to decide on the Company’s operational policies and investment plans;

(2) to elect and replace directors (other than those who are staff representatives) and decide on matters relating to the remuneration of the relevant directors;

(3) to elect and replace the supervisors (other than those who are staff representatives) and decide on matters relating to the remuneration of supervisors;

(4) to examine and approve reports of the board of directors;

(5) to examine and approve reports of the supervisory committee;

(6) to examine and approve the Company’s proposed annual preliminary and final financial budgets;

(7) to examine and approve the Company’s profit distribution plans and plans for making up losses;

(8) to resolve on increases or reductions in the Company’s registered capital;

(9) to resolve on matters such as merger, division, dissolution and liquidation or change in the form of the Company;

(10) to resolve on the issue of debentures by the Company;

(11) to resolve on the appointment, dismissal or termination of engagement of the accounting firm of the Company;

(12) to amend these Articles of Association;

(13) to examine motions raised by shareholders who represent 3 per cent or more of the total shares of the Company carrying the right to vote;

(14) to examine and approve the proposals for the establishment of strategy, audit, nomination, remuneration, appraisal, examination and other special committees of the board of directors of the Company;

(15) to resolve on other matters which require resolutions of the shareholders’ general meetings according to relevant laws, administrative regulations and provisions of these Articles of Association;

(16) to decide on matters which the board of directors may be authorized or delegated to deal with by the shareholders’ general meetings.

ARTICLE 61 The Company shall not, without prior approval of shareholders’ general meeting, enter into any contract with any person other than a director, supervisor, general manager, deputy general manager or other senior administrative officer whereby the management and administration of the whole or any substantial part of the business of the Company is to be handed over to such person.

ARTICLE 62 Shareholders’ general meetings shall be divided into annual general meetings and extraordinary general meetings. Shareholders’ general meetings shall be convened by the board of directors. Annual general meetings shall be convened once every year and shall be held within six (6) months after the end of the preceding accounting year.

In the event that the Company is not able to convene the annual general meeting within the aforesaid prescribed period for any reasons, it shall report to the relevant stock exchanges to explain the reasons and make an announcement.

Upon the occurrence of any of the following circumstances, the board of directors shall convene an extraordinary general meeting within two (2) months:

(1) when the number of directors is less than the number of directors required by the Company Law or two-thirds of the number of directors specified in these Articles of Association;

(2) when the unrecovered losses of the Company amount to one-third of the total paid-up share capital of the Company;

(3) when the shareholder(s) individually or collectively holding 10 per cent or more of the Company’s outstanding shares carrying voting rights request(s) in writing the convening of an extraordinary general meeting;

(4) whenever the board of directors considers necessary;

(5) whenever the supervisory committee requests to convene the same.

ARTICLE 63 A shareholders’ general meeting shall be convened by a written notice served by way of announcement or other means specified under these Articles of Association (if necessary) at least forty-five (45) days before the date of the meeting to notify all shareholders whose names are shown on the register of members of the matters to be considered and the date and venue of the meeting. A shareholder who intends to attend the shareholders’ general meeting shall deliver his written reply concerning the attendance of the meeting to the Company twenty (20) days before the date of the meeting.

In order to assure the legality and validity of the shareholders’ general meeting, the Company will provide convenience for shareholders to attend shareholders’ general meetings through various means and approaches and will provide priority to modern information technology methods such as online voting platform.

ARTICLE 64 Shareholders individually or collectively holding more than three per cent of the Company’s shares, are entitled to present a new proposal in written form to the board of directors at an annual general meeting. The Company shall include the matters in the proposal within the functions and powers of a shareholders’ general meeting in the agenda of the meeting.

ARTICLE 65 The Company shall, pursuant to the written replies received twenty (20) days before the date of the shareholders’ general meeting from the shareholders, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting reaches one half or more of the Company’s total voting shares, the Company may hold the shareholders’ general meeting; otherwise, the Company shall within five (5) days thereof give a further notice to the shareholders specifying the matters to be considered and the place and date of the meeting by way of an announcement. The Company may convene the shareholders’ general meeting after giving such notice.

An extraordinary general meeting shall not resolve on any matter not expressly stated in the notice of such meeting.

ARTICLE 66 A notice of shareholders’ general meeting shall meet the following requirements:

(1) it shall be given by way of announcement or other means specified under these Articles of Association (if necessary);

(2) it shall specify the place, the date and time of the meeting;

(3) it shall state the matters to be considered;

(4) it shall provide the shareholders with all such information and explanations as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase shares, to reorganize the share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

(5) if any director, supervisor, general manager, deputy general manager or other senior administrative officer has a material interests in matters to be considered, he shall disclose the nature and the extent of such interest; and if the matters to be considered have an effect on such director, supervisor, general manager, deputy general manager or other senior administrative officer in his capacity as shareholder in so far as it is different from the effect on the interests of the shareholders of the same class, such differences shall be specified;

(6) it shall contain the full text of any special resolution to be proposed for approval at the meeting;

(7) it shall expressly specify in writing that all shareholders are entitled to attend the shareholders’ general meeting. The shareholders entitled to attend and vote at the meeting shall have the right to appoint one or more proxies to attend on his behalf and to vote thereat and the proxy or proxies need not be a shareholder;

(8) it shall specify the time and place for lodging proxy forms for the relevant meeting.

(9) The voting time and voting procedures (if any) for online voting or other methods of voting.

ARTICLE 67 Notice of shareholders’ general meeting shall be served to all shareholders (whether or not such shares carry the voting right at the shareholders’ general meeting) by way of announcement or by personal delivery or by prepaid air mail to their addresses as shown in the register of shareholders.

Notice of shareholders’ general meeting to holders of Domestic-Invested Shares shall be published at least forty-five (45) days prior to the date of the meeting in one or several newspapers designated by the securities regulatory authority of the State Council. Once the announcement has been made, all holders of domestic shares shall be deemed to have received the notice of the relevant shareholders’ general meeting.

Notice of shareholders’ general meeting to holders of Overseas Listed Foreign- Invested Shares shall be published at least forty-five (45) days prior to the date of the meeting on the website of the Company (www.gsrc.com). Once the announcement has been made, all holders of Overseas Listed Foreign -Invested Shares shall be deemed to have received the notice of the relevant shareholders’ general meeting.

ARTICLE 68 The accidental omission to give notice of a meeting to, or the failure to receive the notice of a meeting by, any person entitled to receive the notice shall not invalidate the meeting and the resolutions made at such meeting.

ARTICLE 69 Any shareholder who is entitled to attend and vote at a shareholders’ general meeting have the right to appoint one or more persons (whether being a shareholder or not) as his proxies to attend and vote at such meeting on his behalf. Such proxy or proxies may exercise the following rights pursuant to the authorization from that shareholder:

(1) the shareholder’s right to speak at the shareholders’ general meeting;

(2) the right to demand or join in demanding a poll;

(3) the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one proxy may only vote on a poll.

The board of directors, independent directors and shareholders that meet certain requirements may make a call to the shareholders for voting rights at the shareholders’ general meeting in accordance with relevant provisions.

Information, such as precise voting preference, shall be fully disclosed to persons whose voting rights are solicited. No consideration or other form of de facto consideration shall be involved in soliciting voting rights from shareholders. The Company shall not impose any limitation related to minimum shareholdings on soliciting voting rights.

ARTICLE 70 A shareholder shall appoint his proxy in writing. The instrument appointing a proxy shall be signed by the appointer or his attorney duly authorized in writing, or if the appointer is a legal entity, the same shall be affixed with the seal of such legal entity or signed by its directors or a duly authorized representative.

ARTICLE 71 The instrument appointing a proxy shall be deposited at least 24 hours prior to the commencement of the relevant meeting at which the proxy is appointed to vote or 24 hours before the time appointed for voting at the address of the Company or such other place as the notice of meeting may specify, and, if the instrument appointing a proxy is signed by a person authorized by the appointer, the power of attorney or other instruments of authorization shall be notarized and deposited, together with the proxy form, at the address of the Company or such other place as the notice of meeting may specify at the same time as the instrument appointing the proxy is so deposited.

If the appointer is a legal person, such shareholder shall be represented at the shareholders’ general meeting of the Company by its legal representative or the person authorized by its board of directors or other decision-making body of such appointer.

ARTICLE 72 The instrument delivered to a shareholder by the board of directors of the Company for appointing a proxy shall be in such form so as to enable the shareholder, according to his free will, to instruct the proxy to vote in favor of or against the resolution, and instruction shall be given in respect of each of the matters to be voted on at the meeting. Such instrument of proxy shall contain a statement that in the absence of instructions given by the shareholder, the proxy may vote in the way as he thinks fit.

ARTICLE 73 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or loss of capacity of the appointer or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that no notice in writing of such death, incapacity, revocation or transfer as aforesaid shall have been received by the Company before the commencement of the meeting at which the proxy is used.

ARTICLE 74 A proxy who attends a shareholders’ general meeting on behalf of a shareholder shall present his own identification document.

If a shareholder who is a legal person appoints its legal representative to attend the meeting, the legal representative shall present his own identification document and a notarially certified copy of the resolution of or letter of authorization from the board of directors or other governing body of the appointer appointing such legal representative.

ARTICLE 75 Resolutions of shareholders’ general meetings shall be divided into ordinary resolutions and special resolutions.

To adopt an ordinary resolution, votes representing more than one half of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favor of the resolution in order for it to be passed.

To adopt a special resolution, votes representing more than two-thirds of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favor of the resolution in order for it to be passed.

The shareholders (including proxies) present at the meeting shall expressly state their agreement with, objection to or abstention from every matter to be determined by voting, except for the securities registration and settlement institutions which, being the nominal holders of shares subject to Shanghai-Hong Kong Stock Connect, shall make declaration according to the intentions of actual holders. Any vote which is not completed, erroneously completed or illegible or uncast votes shall be counted as an abstention of voting rights by the voters and the voting results of the number of shares they hold shall be counted as “abstain”.

Where any shareholder is required to abstain from voting on a particular resolution or restricted to vote only in favor of or against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

ARTICLE 76 When shareholders (including their proxies) vote at the shareholders’ general meeting, they shall exercise their voting rights according to the number of voting shares that they represent. Each share shall carry one voting right. Any share of the Company held by the Company shall not carry any voting right. However, when electing directors or supervisors, the number of voting rights each share carries shall be the same as the number of directors or supervisors to be elected. The voting rights of shareholders may be exercised collectively in favor of one or several of the directors or supervisors.

When substantial matters that affect small and medium investors’ interests are reviewed in the general meeting, the votes of small and medium investors shall be counted separately. Results from the separate counting shall be disclosed to the public in due course.

ARTICLE 77 At any general meeting of shareholders, a resolution shall be passed by a show of hands, unless a poll is demanded by the following persons prior to or after a show of hands:

(1) the chairman of the meeting;

(2) at least two shareholders entitled to vote present in person or by proxy;

(3) a shareholder or shareholders present in person or by proxy and individually or collectively representing 10 per cent or more of all shares carrying the right to vote at the meeting.

Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried, and, an entry to that effect in the minutes of the meeting shall be conclusive evidence. Proof of the number or proportion of the votes recorded in favor of or against such resolution is not required.

The demand for a poll may be withdrawn by the person who makes such a demand.

ARTICLE 78 Before a resolution is put to vote at a shareholders’ general meeting, two (2) representatives of the shareholders shall be elected to participate in counting the votes as well as to act as scrutineer. If a shareholder has interest in the matter to be considered, such shareholder and its proxy shall not participate in the counting of the votes nor act as scrutineer.

When proposals are being voted at a shareholders’ general meeting, lawyers, representatives of the shareholders and representatives of the supervisors shall be jointly responsible for the counting of votes and scrutinizing of the votes. The results of the voting shall be announced at the meeting and shall be recorded in the minutes of meeting.

Shareholders or their proxies who vote via internet or in other methods are entitled to check their own voting results through the relevant voting system.

ARTICLE 79 A poll demanded on the election of the chairman, or the adjournment of the meeting, such matters shall be resolved by poll immediately. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of such a poll shall be deemed as a resolution passed at the meeting.

ARTICLE 80 On a poll taken at a meeting, only one of the voting methods, namely voting on-site, voting online or other voting methods, can be selected for the same voting right. In case of duplicate voting for the same voting right, only the first voting result is considered as valid. A shareholder (including proxy) entitled to two or more votes need not cast all his votes in the same way.

ARTICLE 81 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting shall have one casting vote.

ARTICLE 82 The following matters shall be resolved by an ordinary resolution at a shareholders’ general meeting:

(1) work reports of the board of directors and the supervisory committee;

(2) plans formulated by the board of directors in respect of distribution of profits and making up losses;

(3) removal of the members of the board of directors and members of the supervisory committee, their remuneration and method of payment;

(4) annual preliminary and final budgets, balance sheets and profit and loss statements and other financial statements of the Company;

(5) matters other than those required by laws and administrative regulations or by these Articles of Association to be adopted by special resolution at a shareholders’ general meeting.

ARTICLE 83 The following matters shall be resolved by a special resolution at a shareholders’ general meeting:

(1) increase or reduction in share capital of the Company, and the issue of shares of any class, warrants and other similar securities by the Company;

(2) issue of debentures by the Company;

(3) division, merger, dissolution and liquidation of the Company;

(4) amendments to these Articles of Association;

(5) change in the form of the Company;

(6) any matter with respect to purchase or sale of any significant asset or guarantees within one year exceeding 30 per cent of the latest audited asset value of the Company;

(7) other matters which are resolved by ordinary resolutions at the shareholders’ general meeting to be of material effect to the Company, or which are to be passed by special resolutions.

ARTICLE 84 Where the shareholders’ general meeting is considering matters related to a connection transaction, connected shareholders shall not participate in voting and the shares with voting rights which they represent shall not be counted in the total number of valid votes. Announcement on the resolutions passed at the shareholders’ general meeting shall fully disclose the details of voting by the non-connected shareholders.

A connected transaction referred to in the preceding paragraph refers to an event whereby a transfer of resources or obligations takes place between connected parties, regardless of whether a consideration is paid, for instance:

(1) the sale or purchase of merchandise;

(2) the sale or purchase of assets other than merchandise;

(3) outside investment, including entrust finance and entrust loans, etc;

(4) provision of financial assistance;

(5) provision of guarantees, excluding counter guarantees;

(6) lease-in/lease-out of assets;

(7) assets and business management trust;

(8) giving or being given assets;

(9) credit and debt restructuring;

(10) signing of licence agreements;

(11) transfer or receipt of research and development projects;

(12) the provision or receipt of labour services;

(13) sale or sale on consignment;

(14) joint investment by connected parties.

(15) other events whereby a transfer of resources or obligations takes place through agreement, or other transactions deemed by securities exchange institutions to be connected transactions.

Subject to the regulations, rules or codes formulated and/or implemented from time to time by the regulatory authorities where the Company’s shares or securities are listed, the following transactions between the Company and the connected parties may be exempted from resolution and disclosure as connected transactions:

(1) one party subscribes in cash for the shares, corporate bonds and debentures, convertible bonds or other derivatives offered publicly by the other party;

(2) one party, as a member of a underwriting syndicate, underwrites the shares, corporate bonds and debentures, convertible bonds or other derivatives offered publicly by the other party;

(3) a connected party receives dividends, bonuses or remuneration in accordance with a resolution of shareholders’ general meeting of the other party;

(4) connected transactions arising from any party participating in public biddings or auctions, etc.;

(5) other transactions deemed by securities exchange institute.

A connected shareholder shall voluntarily abstain from voting and surrender his voting rights in the shareholders’ general meeting. In the event that a connected shareholder does not voluntarily abstain from voting, the chairman of the meeting shall request the connected shareholder to abstain from voting. In case where the chairman needs to abstain from voting, the vice-chairman or other directors shall request the chairman and other connected shareholders to abstain from voting. Any shareholder who does not need to abstain from voting may request connected shareholders to abstain from voting.

Should a shareholder being requested to abstain from voting or other shareholders object to the nature of the connected transaction and the disclosure of interest, abstention from voting and surrender of voting rights in the meeting arising therefrom, an extraordinary board meeting of the directors who do not need to be abstained from voting may be sought to resolve on the matter. Such resolution shall be final. Should the dissenter still have an objection, he may file a complaint to the agency of the Securities Regulatory Commission or seek to solve the case in other ways after the shareholders’ general meeting.”

ARTICLE 85 Shareholders calling for an extraordinary general meeting or a class meeting shall follow the following procedures:

(1) Shareholder(s) individually or collectively holding an aggregate of 10 per cent or more of the shares carrying the right to vote at the proposed meeting may sign one or more written request(s) requiring the board of directors to convene an extraordinary general meeting or a class meeting and stating the object of the meeting therein. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting or a class meeting thereof after receiving such request.

The number of shares held by the above shareholders shall be calculated as at the date of such request.

(2) If the board of directors fails to issue a notice of such a meeting within thirty (30) days from the date of receipt of such request, the shareholders making such request may convene such a meeting themselves within four (4) months of the date of receipt of such request by the board of directors. Procedures to be followed shall be as similar as possible as that in which shareholders’ meetings are to be convened by the board of directors.

Any expenses reasonably incurred by such shareholders as a result of convening any such meeting due to the failure of the board of directors in convening such meeting shall be reimbursed by the Company and any sum so repaid shall be offset against any sum owed by the Company to the directors in default.

ARTICLE 86 The Chairman of the board of directors shall convene and take the chair of every shareholders’ general meeting. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the board of directors shall convene and take the chair of the meeting. If both the Chairman and vice chairman of the board of directors are unable to attend the meeting, then a director as recommended by more than half of the members of the board shall convene and take the chair of the meeting. If no chairman of the meeting has been so designated, shareholders present shall choose one person to be the chairman of the meeting. If for any reason the shareholders fail to elect a chairman, the shareholders present in person or by proxy and holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.

ARTICLE 87 The conclusion of the on-site meeting shall not be earlier than the closing time of online voting or other methods. The chairman of the meeting shall be responsible for the determination of whether a resolution is passed. His decision, which is final and conclusive, shall be announced at the meeting and recorded in the minute book.

Before the formal announcement of the voting result, the related parties including companies, vote counters, scrutineers, major shareholders and network service providers at the meeting or participating in online voting or other methods of voting, shall bear the duty of confidentiality of the voting.

ARTICLE 88 The chairman of the meeting may have the votes counted if he has any doubt as to the result of a resolution. If the chairman of the meeting fails to have the votes counted, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may demand that the votes be counted immediately after the announcement of the result and the chairman must do so immediately.

ARTICLE 89 If the votes are counted at a shareholders’ general meeting, the result of counting of votes shall be recorded in the minutes of the meeting and signed by directors present at the meeting. The minutes of the shareholders’ general meeting shall record the following matters:

(1) the number of shares carrying the right to vote attending the shareholders’ general meeting and its ratio to the total number of shares of the Company;

(2) the date and venue of the meeting;

(3) the name of the chairman of the meeting and the agenda;

(4) the key points of each speaker on each matter for consideration;

(5) the voting result of each resolution;

(6) details of the queries and suggestions of shareholders and the responses or explanations of the board of directors and supervisory committee;

(7) other contents that should be recorded in the minute book as believed by the shareholders’ general meeting and required by these Articles of Association.

The minutes, the signature book of shareholders attending the meeting, the proxy forms and valid information of voting through online and other methods shall be kept at the address of the Company for no less than 10 years.

The announcement on the resolutions of a shareholders’ general meetings shall include the number of public shareholders participating in the voting, the total number of shares they represent, the proportion in the number of public shares and the results of the resolution, and the disclosure of the shareholding and voting condition of the ten largest public shareholders participating in the voting.

ARTICLE 90 Copies of the minutes of any shareholders’ general meeting shall, during business hours of the Company, be available for inspection by any shareholder without charge. If any shareholder demands from the Company a copy of such minutes, the Company shall send a copy of such minutes to him within seven (7) days after having received reasonable charge.

CHAPTER 9: SPECIAL PROCEDURES FOR VOTING BY A CLASS OF SHAREHOLDERS

ARTICLE 91 Shareholders who hold different classes of shares shall be classified as shareholders of different classes.

Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas Listed Foreign-Invested Shares shall be deemed to be shareholders of different classes.

A class of shareholders shall enjoy rights and bear obligations in accordance with laws, administrative regulations and these Articles of Association.

ARTICLE 92 Rights conferred on any class of shareholders in the capacity of shareholders (“class rights”) may not be varied or abrogated unless approved by a special resolution of shareholders’ general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Article 93 to Article 97.

ARTICLE 93 The following circumstances shall be deemed as a variation or abrogation of rights of a certain class of shareholders:

(1) increase or reduction of the number of shares of that class, or the increase or reduction of the number of shares in another class which carry the same or more voting right , right of distribution or other privileges;

(2) conversion of all or part of the shares of that class into shares of another class, or conversion of all or part of the shares of another class into the shares of that class or granting of such right of conversion;

(3) cancellation or reduction of the rights of shares of that class to receive accrued dividends or accumulated dividends declared;

(4) reduction or cancellation of the preferential rights of shares of that class to receive dividends or to receive distribution of assets upon the liquidation of the Company;

(5) increase, cancellation or reduction of the share conversion rights, options rights, voting rights, rights of transfer, pre-emptive rights and rights to acquire the securities of the Company attached to the shares of that class;

(6) cancellation or reduction of the rights of shares of that class to receive payment payable by the Company in particular currency;

(7) creation of a new class of shares which enjoys the same or more voting rights, distribution rights or other privileges than those enjoyed by the shares of that class;

(8) restriction or increase the restriction on the transfer or the ownership of shares of that class;

(9) the granting of subscription rights or conversion rights in respect of the shares of that class or another class;

(10) increase of the rights and privileges of shares of another class;

(11) reorganization of the Company that would cause different classes of shareholders to bear obligations disproportionally;

(12) amendment or abrogation of the provisions in this Chapter.

ARTICLE 94 Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders’ general meetings, shall nevertheless have the right to vote at class meetings in respect of matters mentioned in (2) to (8) and (11) and (12) of Article 92 of these Articles of Association provided that interested shareholder(s) shall not be entitled to vote at class meetings.

An interested shareholder mentioned in the preceding paragraph refers to:

(1) in the case of a repurchase of shares by offers to all shareholders in a proportionate manner in accordance with the provisions of Chapter 4Article 34 of these Articles of Association or repurchases of shares on a stock exchange, the controlling shareholder as defined in Article 53 of these Articles of Association;

(2) in the case of a repurchase of share by an off-market contract in accordance with the provisions of Chapter 3Article 30 of these Articles of Association, the shareholder having relations with such contract;

(3) in the case of a restructuring of the Company, the shareholder who assumes proportioanlly less obligations than other shareholders of the same class or who has an interest different from the interest of shareholders of that class.

ARTICLE 95 Resolutions of a class meeting of shareholders shall be passed in accordance with Article 93 only by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting.

Where any class shareholder is, under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, required to abstain from voting on a particular resolution of a class meeting or restricted to vote only in favor of or against any particular resolution of a class meeting, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction shall not be counted.

ARTICLE 96 A written notice of a class meeting shall be given by way of announcement or other means specified under these Articles of Association (if necessary) at least forty-five (45) days before the date of the class meeting to notify all shareholders whose names are shown in the register of the class of the matters to be considered, the date and venue of the class meeting. A shareholder who intends to attend the class meeting shall serve to the Company written replies concerning his attendance at the class meeting to the Company twenty (20) days before the date of the class meeting.

If the number of shares carrying voting rights at the meeting represented by the shareholders who intend to attend the class meeting reaches more than one-half of the total number of shares of that class carrying the right to vote at that class meeting, the Company may convene the class meeting ; if not, the Company shall further notify the shareholders by way of announcement within five (5) days thereof specifying again the matters to be considered and the date and the place of the class meeting. The Company may convene the class meeting after giving such notice.

ARTICLE 97 Notice of class meetings need only be served on shareholders entitled to vote thereat.

Meetings of any class of shareholders shall be conducted in a manner as similar as possible to that of shareholders’ general meetings. The provisions of these Articles of Association relating to the manner to conduct any shareholders’ general meeting shall apply to any meeting of a class of shareholders.

ARTICLE 98 The special procedures for voting at a class of shareholders shall not apply to the following circumstances:

(1) where the Company issues, upon the approval by a special resolution of its shareholders at the general meeting, either separately or concurrently, once every twelve months, not more than 20 per cent of each of its outstanding Domestic-Invested Shares and Overseas Listed Foreign-Invested Shares;

(2) where the Company’s plan to issue Domestic-Invested Shares and Overseas Listed Foreign-Invested Shares at the time of its incorporation is implemented within fifteen (15) months from the date of approval of the Securities Committee of the State Council.

CHAPTER 10: BOARD OF DIRECTORS

ARTICLE 99 The Company shall establish a board of directors. The board shall consist of 9 directors. The board shall have one Chairman. The board of directors is the decision-making body of the operation and management of the Company. The board of directors shall prioritize the discussion and study made by the Working Committee of the Party in making important decisions. In terms of any major operation and management problem, the Working Committee of the Party shall firstly discuss and study such problem before any decisions made by the board of directors.

ARTICLE 100 Directors shall be elected at the shareholders’ general meeting and serve a term of 3 years. A director may serve consecutive terms if re-elected upon the expiration of his term.

The written notice of an intention to nominate a candidate of director and that of a willingness to accept the nomination by the candidate shall be delivered no earlier than the day after the dispatch of the notice of the meeting for election of the relevant director and end no later than 7 days prior to the date of such meeting

The Chairman of the board shall be elected and removed by the approval of more than half of all the directors of the board. The Chairman of the board shall serve a term of 3 years and may serve consecutive terms if re-elected upon the expiration of his term.

Subject to compliance with relevant laws and regulations, any director may be removed by ordinary resolution before the expiration of his term of office (but without prejudice to any claim for damages under any contract) at the shareholders’ general meeting.

The directors shall not be required to hold shares of the Company.

Chairman and the Secretary of the Working Committee of the Party shall be the same person.

ARTICLE 101 The directors of the Company shall include independent directors and at least one-third of the board members shall be independent directors.

An independent director refers to a director who does not act in other capacities in the Company other than as a director, and who does not have any relationship with the Company or its substantial shareholders which may affect the director in making independent and objective judgment.

(1) The board of directors, supervisory committee of the Company or shareholder(s), individually or collectively holding 1 per cent or more of the issued shares of the Company may nominate a candidate as independent director which shall be elected at a shareholders’ general meeting.

Independent directors shall serve a term of 3 years. A director may serve consecutive terms if re-elected upon the expiration of his term. However, an independent director shall not consecutively hold the office for more than six years.

(2) The board of directors may propose to the shareholders’ general meeting to remove any independent director who is absent from the board meetings for three consecutive times. Except where a person shall not act as a director as stipulated in the Company Law, an independent director shall not be removed before expiration of his term without any reason. In the event of early removal from office, the Company shall disclose the same as a special disclosure matter. Should the independent director being removed from office consider the reason of removal to be improper, a public statement may be made.

(3) An independent director may resign before the expiration of his term. The independent director shall submit a written notice of resignation to the board of directors, and he shall state any matter that is related to his resignation or which he considers it necessary to bring to the attention of the shareholders and creditors of the Company. Should the resignation of the independent director cause the ratio of independent directors in the board of directors of the Company to fall below one-third, the resignation of the independent director shall become effective after the vacancy is filled by the succeeding independent director.

(4) An independent director shall have the following special duties:

(i) a connected transaction of which the total consideration accounts for more than 5 per cent of the latest audited net asset value of the Company shall be approved by the independent directors before submission to the board of the directors for discussion;

(ii) to propose to the board of directors the engagement or removal of accountants;

(iii) to propose to the board of directors the convening of an extraordinary general meeting;

(iv) to propose the convening of a board meeting;

(v) to engage external auditors or consultants independently;

(vi) should a matter proposed for discussion at a shareholders’ general meeting by the board require independent financial report by an independent financial adviser, the independent financial adviser shall be engaged by the independent directors;

(vii) to make a call for voting rights from the shareholders before the convening of the shareholders’ general meeting;

(viii) to make independent opinions on significant events of the Company.

To exercise the above duties, independent directors shall obtain approval of more than half of all independent directors.

ARTICLE 102 To ensure that the independent directors can effectively perform their duties, the Company shall provide to the independent director with all the necessary conditions as follows:

(1) The Company shall ensure that the independent directors have equal access to information as other directors. In respect of any significant matters subject to board decision, the Company shall give prior notice to the independent directors in accordance with the prescribed time and provide them with adequate information at the same time. Should the independent directors consider the information to be inadequate, they may request for supplemental information. In the case where 2 or more independent directors consider the information to be inadequate or the grounds to be unclear, they may jointly request the board of directors in writing to postpone the board meeting or delay the review of the relevant matters discussed by the board of the directors. Such request shall be accepted by the board of directors.

(2) The Company shall provide the independent directors with the necessary working conditions for the discharge of their duties. The secretary of the board of directors of the Company shall actively assist the independent directors with their discharge of duties, including briefing on the situation and provision of materials, etc..

(3) When the independent directors perform their duties, the relevant staff of the Company shall actively coordinate with them, and shall not refuse, hinder or conceal, nor interfere with their independence in discharging their duties. The Company shall make disclosure where the proposals of independent directors are not accepted or their duties cannot be performed.

(4) The fees required for the engagement of intermediaries and discharge of other duties by the independent directors shall be borne by the Company.

(5) The Company shall offer appropriate allowances to the independent directors. The budget for the standard of allowances shall be formulated by the board of directors and approved at a shareholders’ general meeting. Apart from the above allowances, the independent directors shall not obtain other additional or undisclosed benefits from the Company and its substantial shareholders or an institution in which the independent directors have interests and its staff.

(6) The Company may establish a compulsory liability insurance system of the independent directors according to its needs.

ARTICLE 103 An independent director shall fulfill the following requirements:

(1) possessing the qualifications as an independent director of a listed company in accordance with laws, regulations and other related requirements;

(2) satisfying the criteria of independence as stipulated in laws, administrative regulations and regulatory documents;

(3) having the basic knowledge of the operations of a listed company, and is familiar with the relevant laws, administrative regulations, regulations and rules;

(4) possessing more than 5 years’ working experience in practising law, finance or other experience necessary for discharging the duties as an independent director;

(5) other requirements as specified in these Articles of Association.

The following persons shall not act as an independent director:

(1) an employee of the Company or its subsidiaries and his/her direct relatives and main social relations (direct relatives include spouse, parents and children while main social relations include siblings, parents-in-law, sons/daughters-in-law, spouses of siblings, siblings of spouse, etc.);

(2) a natural person shareholder holding, directly or indirectly, more than 1 per cent of the shares of the Company in issue or being a top 10 shareholder of the Company and his/her direct relatives;

(3) an employee of a corporate shareholder directly or indirectly holding more than 5 per cent of the issued shares of the Company or an employee of any of the top 5 corporate shareholders, and his/her direct relatives;

(4) any person who falls within any of the above 3 categories in the most recent year;

(5) any person who provides financial, legal, consultation services to the Company or its subsidiaries or an employee of such relevant institutions;

(6) other persons stipulated by the law, rules and other regulations.

ARTICLE 104 The board of directors shall be responsible to the shareholders’ general meeting and shall exercise the following duties and powers:

(1) to convene shareholders’ general meeting and to report on its work to the shareholders’ general meeting;

(2) to implement the resolutions passed at the shareholders’ general meetings;

(3) to determine the business plans and investment proposals of the Company;

(4) to prepare the Company’s annual preliminary and final financial budgets;

(5) to formulate the Company’s profit distribution plans and plans for making up losses;

(6) to formulate proposals for increases or reductions in the Company’s registered capital and the issue of debentures of the Company;

(7) to draw up plans for merger, division or dissolution of the Company;

(8) to formulate proposals for the establishment of strategy, audit, nomination, remuneration, appraisal and other special committees of the board of directors;

(9) to decide on the establishment of the Company’s internal management structure;

(10) to appoint or dismiss the Company’s general manager, and pursuant to the general manager’s nomination, to appoint or dismiss the deputy general manager and other members of the senior administrative officers (including the financial controller) of the Company and to determine matters relating to their remuneration;

(11) to establish the Company’s basic management system;

(12) to draw up proposals for any amendments to the Company’s Articles of Association;

(13) to exercise any other powers conferred by these Articles of Association or as authorized at the general meetings.

Except the resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (12) of this Article which shall be passed by more than two-thirds of the directors, resolutions in respect of all other matters may be passed by more than one half of the directors.

The board of directors may formulate rules governing decision making in respect of the financial and investment management of the Company, the formulation of or amendment to such rules shall be passed by more than two-thirds of the directors (at least one of them shall be a non-executive director).

The directors connected with the subject of matters to be resolved at the meeting of the board of directors shall not vote on such resolution either in person or on behalf of any other director. The meeting of the board of directors may be held if more than half of the unconnected directors attend the meeting. The resolutions reached at such meeting of the board of directors shall be approved by more than half of the unconnected directors except the special resolutions that shall be passed by more than two thirds of the unconnected directors as stipulated in these Articles of Association. Where the number of unconnected directors attending the meeting of the board of directors is less than three, the board shall submit the matter to the shareholders’ general meeting for consideration.

ARTICLE 105 The board of directors of the Company shall stringently control the offset of the Company’s capital appropriated by a connected party with non-cash assets. In the event that a connected party intends to pay off the Company’s capital appropriated by it with non-cash assets, the following provisions shall be observed:

(1) the assets used for compensation shall belong to the same business system of the Company and could help enhance the Company’s independence and core competitiveness and minimize connected transactions. They shall not be assets which have not yet been put into operation or have no objective and clear net book values;

(2) the Company shall engage intermediaries with relevant securities and futures business qualifications to conduct a valuation on the assets which can be used to pay off liabilities. The value of the assets or the audited net book values of the assets to be used for paying off the liabilities shall be used to determine the basis of pricing. However, the final consideration shall not prejudice the interests of the Company, and shall be discounted after full consideration is given to the present value of the capital appropriated;

(3) the independent directors shall express independent opinions on the proposal of the connected party on offsetting its debt with assets; or shall engage intermediaries with relevant securities and futures business qualifications to issue an independent financial adviser report;

(4) the proposal of the connected party on offsetting its debt with assets shall be submitted to China Securities Regulatory Commission for approval;

(5) the proposal the connected party on offsetting its debt with assets shall be subject to consideration and approval at a shareholders’ general meeting in which the connected shareholders shall abstain from voting.

ARTICLE 106 All directors of the Company shall cautiously handle and stringently control the risk of external debt. They shall be severally and jointly liable for the losses caused by an external guarantee given result of director’s misconduct or violation of the regulations in accordance with laws. The controlling shareholder and other connected parties shall not compel the Company to provide a guarantee to third parties.

The provision of external guarantee by the Company shall comply with the following provisions:

(1) the subject of an external guarantee provided by the Company shall have a bank credit rating of an AA grade and shall not have any bad credit record with a bank;

(2) resolutions in respect of the Company’s external guarantee must be passed by more than two-third of all directors; those beyond the authority of the board of directors shall be proposed to a shareholders’ general meeting for approval;

(3) no guarantee shall be provided for shareholders, effective controller and connected parties unless it is considered and approved at the shareholders’ general meeting;

(4) no guarantee shall be directly or indirectly provided for debts of any party whose asset-liability ratio is above 70 per cent;

(5) the total amount of external guarantees shall not exceed 5 per cent of the net asset value as stated in the Company’s consolidated financial statements for the latest accounting year;

(6) the provision of a counter-guarantee in respect of an external guarantee shall be requested from the other party which would have actual ability to assume the obligations;

(7) the Company shall strictly observe the relevant provisions for the faithful discharge of the obligations of information disclosure in respect of the external guarantee provided. It should also honestly provide the information on all external guarantees to the registered accountant as required.

Any external guarantee subject to approval at the shareholders’ general meeting shall be considered and approved at the meeting of the board of directors before being submitted to the shareholders’ general meeting. Where the resolution on the guarantee provided for shareholders, effective controller or connected parties thereof is being considered at the shareholders’ general meeting, the relevant shareholder or the shareholder controlled by the effective controller shall cease to vote on the resolution. The resolution shall be passed by more than half of the voting rights represented by the other shareholders attending the shareholders’ general meeting.

The independent directors of the Company shall make special explanation and express independent opinions in respect of the Company’s accumulated and current external guarantees and the situation in respect of the compliance with the above provisions in the annual report.

The board of directors shall set a limit for venture capital investments with the Company’s assets, and establish stringent review and decision-making procedures. Evaluation by relevant experts and professionals shall be organized for significant investment projects, and approval shall be sought at a shareholders’ general meeting.

ARTICLE 107 The board of directors shall not, without the prior approval of shareholders’ general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the estimated value of the fixed assets proposed to be disposed of, and the consideration received by the Company for the disposal of fixed assets in the period of four (4) months immediately preceding the proposed disposal, exceeds 33 per cent of the value of the Company’s fixed assets as shown in the last balance sheet placed before the shareholders’ general meeting.

For the purpose of this Article, disposition includes an act involving the transfer of an interest in assets but does not include the provision of fixed asset by way of security.

The validity of a disposition of fixed assets by the Company shall not be affected by the breach of the first paragraph of this Article.

ARTICLE 108 The board of directors shall carry out its duties in compliance with national laws, administrative regulations, these Articles of Association and resolutions of the shareholders’ general meetings.

ARTICLE 109 The Chairman of the board of directors shall exercise the following powers:

(1) to preside over shareholders’ general meetings and to convene and preside over meetings of the board of directors;

(2) to review the implementation of the resolutions of the board of directors;

(3) to sign securities certificates issued by the Company;

(4) to exercise other powers conferred by the board of directors.

When the Chairman is unable to exercise his powers, the Chairman may designate a director to exercise such powers on the Chairman’s behalf.

ARTICLE 110 Meetings of the board of directors shall be held at least four (4) times every year and shall be convened by the Chairman of the board of directors. Notice of the meeting shall be served to all directors and supervisors no less than fourteen (14) days before the date of the meeting. An extraordinary meeting of the board of directors may be convened if shareholders representing more than one-tenth of the shares carrying the right to vote or one- third or more of the directors, the Chairman, the supervisory committee or the general manager of the Company so request. The Chairman shall convene and preside at the extraordinary meeting of the board of directors within ten (10) days from the receipt of such request.

ARTICLE 111 Meetings of the board of directors shall be notified in the following ways:

(1) The Chairman of the board of directors shall notify all directors and supervisors of the time and venue of the meeting by telex, telegram, fax, express post, registered mail or personal delivery at least fourteen (14) days prior to the meeting.

(2) Notice shall be written in Chinese and, where necessary, have attached an English version thereof and shall include the agenda of the relevant meeting of the board of directors. Any director may waive his right to receive notice of the meeting of the board of directors.

ARTICLE 112 Any regular or extraordinary meeting of the board of directors may be held by means of telephone or similar communication equipment. So long as all the directors participating in such meeting can clearly hear and communicate with each other, all such directors shall be deemed to be present in person at such meeting.

ARTICLE 113 A meeting of the board of directors shall be held only if more than half of the directors (including any director present by proxy as stipulated in Article 114 thereafter) are present at the meeting.

Each director shall have one vote. Unless otherwise provided in these Articles of Association, resolutions of the board of directors shall be passed by a simple majority of the directors.

Where a director is interested in any resolution proposed at a board meeting, such director shall not be present at such meeting and shall not have the right to vote. Such director shall not be counted in the quorum of such meeting.

ARTICLE 114 Directors shall attend the meetings of the board of directors in person. Where a director is unable to attend a meeting for whatever reason, he may appoint another director by a written power of attorney to attend the meeting of the board of directors on his behalf. The power of attorney shall set out the scope of authority.

A director appointed to attend the meeting on behalf of another director shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at such meeting.

In respect of any matter requiring the resolution of any extraordinary meeting of the board of directors, a resolution approved in writing by at least such number of directors as may be required pursuant to Article 103 of these Articles of Association after the proposed resolution has been produced in writing and delivered to all directors, shall be deemed to be a valid resolution and a board meeting shall be dispensed with.

ARTICLE 115 The board of directors shall keep minutes of resolutions on matters discussed at meetings. The minutes shall be signed by the directors present at the meeting and the person who recorded the minutes. Directors shall be liable for the resolutions passed at the meeting of the board of directors. If a resolution of the board of directors violates laws, administrative regulations or these Articles of Association, as a result of which the Company sustains substantial losses, the directors participating in the adoption of such resolution shall be liable for compensating the Company. However, if it can be proven that a director expressly objected to the resolution that was put to vote and that such objection was recorded in the minutes of the meeting, such director may be released from such liability.

CHAPTER 11: SECRETARY OF THE BOARD OF DIRECTORS

ARTICLE 116 The Company shall have a secretary of the board of directors who shall be a senior administrative officer of the Company.

ARTICLE 117 The secretary to the board of directors of the Company shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors. The primary responsibilities of the secretary of the board of directors are:

(1) to organize shareholders’ general meetings and meetings of the board of directors of the Company;

(2) to keep documents and minutes of shareholders’ general meetings and meetings of the board of directors; to ensure that the Company prepares and submits the required reports and documents to relevant authorities in accordance with laws, and that the persons entitled to obtain the Company’s relevant records and documents may receive such records and documents without delay;

(3) to maintain information of the shareholders of the Company and to ensure that the Company’s register of members is properly maintained;

(4) to handle information disclosure issues.

ARTICLE 118 Directors or other senior administrative officers of the Company may hold the office of the secretary of the board of directors concurrently. The accountant(s) of the accounting firm retained by the Company shall not act as the secretary of the board of directors.

Where the office of secretary of the board of directors is held by a director, and an act is required to be done by a director and the secretary of the board of directors separately, such person who concurrently holds the office of director and secretary of the board of the directors shall not perform the act in dual capacity.

CHAPTER 12: GENERAL MANAGER

ARTICLE 119 The Company shall have one general manager, who shall be appointed or dismissed by the board of directors. The Company shall have several deputy general managers who should assist the general manager. The term of office of the general manager and deputy general managers shall be three (3) years and renewable upon re-election and reappointment.

ARTICLE 120 The general manager shall be accountable to the board of directors and shall exercise the following duties and powers:

(1) to be in charge of the Company’s production, operation and management and to organize the implementation of the resolutions of the board of directors;

(2) to organize the implementation of the Company’s annual business plan and investment plan;

(3) to draft plans for the establishment of the Company’s internal management structure;

(4) to establish the Company’s basic management system;

(5) to formulate basic rules and regulations of the Company;

(6) to propose the appointment or dismissal of the Company’s deputy general manager(s), financial controller(s) and other senior administrative officers;

(7) to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors based on the opinion put forward by the Working Committee of the Party;

(8) to determine rewards and punishments, promotion and demotion, increase and decrease of salaries, recruitment, appointment, termination of employment and dismissal of the staff and workers of the Company;

(9) other powers conferred by these Articles of Association and the board of directors.

ARTICLE 121 The general manager and deputy general managers shall be present at meetings of the board of directors. The general manager and the deputy general managers who are not directors shall have no voting rights at the meetings.

ARTICLE 122 The general manager and deputy general managers shall not, in exercising their powers, vary the resolutions of shareholders’ general meetings and those of the board of directors or exceed the scope of their authorities.

ARTICLE 123 The general manager and deputy general managers in performing their duties and powers shall act honestly and, diligently and in accordance with laws, administrative regulations and these Articles of Association.

CHAPTER 13: SUPERVISORY COMMITTEE

ARTICLE 124 The Company shall have a supervisory committee.

ARTICLE 125 The supervisory committee shall be composed of 5 to 7 supervisors. The term of office of supervisors shall be three (3) years renewable upon re-election and re-appointment.

The supervisory committee shall have one chairman who is subject to election or removal with the consent of two thirds or more of the members of the supervisory committee. The term of office of the chairman shall be three (3) years renewable upon re-election and re-appointment. Eligible members from the Working Committee of the Party and the discipline Working Committee may be nominated as supervisors.

ARTICLE 126 The supervisory committee shall comprise of representatives of shareholders and representatives of employees of the Company. The proportion of the latter shall not be less than one-third of the supervisory committee. Representatives of shareholders shall be elected or removed by the shareholders at a general meeting. Representatives of employees shall be elected democratically by employees at a meeting of the representatives of employees, employees’ meeting or through other channels.

ARTICLE 127 The directors, general manager, deputy general managers and other senior administrative officers shall not act concurrently as supervisors.

ARTICLE 128 Meetings of the supervisory committee shall be held at least once every six months, and shall be convened and presided by the chairman of the supervisory committee. If the chairman is unable or fails to perform his/her duties, the meeting of the supervisory committee shall be convened and presided by one supervisor elected by over half of the supervisors. Supervisor(s) may propose to convene extraordinary meetings of the supervisory committee.

The supervisory committee shall take minutes on the matters discussed which shall be signed by supervisors present at the meeting.

ARTICLE 129 The supervisory committee shall be accountable to the shareholders’ general meeting and shall exercise the following duties and powers in accordance with laws:

(1) to inspect the Company’s financial position;

(2) to monitor the performance of duties of the directors, general manager, deputy general managers and other senior administrative officers and to propose the dismissal of directors, general manager, deputy general managers and other senior administrative officers who contravene any law, administrative regulations, these Articles of Association or the resolution of shareholders’ general meetings;

(3) to require the directors, general manager, deputy general managers and other senior administrative officers to rectify such breach when the acts of such persons prejudice the Company’s interest;

(4) to propose the convening of an extraordinary general meeting, and to convene and preside the shareholders’ general meetings if the board of directors fails to perform such duties as stipulated in the company law;

(5) to propose motions to shareholders’ general meetings;

(6) to lodge a complaint against the directors, general manager, deputy general manager and other senior administrative officers in accordance with Article 151 of the Company Law.

Supervisors may attend meetings of the board of directors and raise queries or give advice on the resolutions of the board of directors.

ARTICLE 130 Resolutions of the supervisory committee shall be passed by two-thirds or more of all of its members.

ARTICLE 131 The supervisory committee may conduct investigation if they find the operation of the Company unusual; and may engage professionals such as lawyers, certified public accountants or practicing auditors to assist if necessary. All reasonable fees so incurred shall be borne by the Company.

ARTICLE 132 A supervisor shall carry out his duties honestly and faithfully in accordance with laws, administrative regulations and these Articles of Association.

CHAPTER 14: THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS, SUPERVISORS,

GENERAL MANAGER, DEPUTY GENERAL MANAGERS AND OTHER SENIOR

ADMINISTRATIVE OFFICERS OF THE COMPANY

ARTICLE 133 A person shall not serve as director, supervisor, general manager, deputy general manager or any other senior administrative officers of the Company if any of the following circumstances applies:

(1) a person who has no capacity or has restricted capacity for civil conducts under the law;

(2) a person who has committed an offence of corruption, bribery, embezzlement of property, misappropriation of property or violating the order of socialist market economy and has received a criminal sentence because of committing such an offence; or who has been deprived of his political rights because of committing an offence, in each case where less than five (5) years have elapsed since the date of the completion of the execution of his sentence;

(3) a person who is a former director or factory manager or manager of a company or an enterprise which was insolvent and liquidated and who was personally liable for the insolvency of such company or enterprise, where less than three (3) years have elapsed since the date of the completion of the insolvency and liquidation of such company or enterprise;

(4) a person who was the legal representative of a company or an enterprise whose business license has been revoked and was ordered to cease its business due to the violation of laws and who is personally liable for the revocation, where less than three years have elapsed since the date of the revocation of the business license of such company or enterprise;

(5) a person who has a relatively large amount of personal indebtedness which is overdue and outstanding;

(6) a person who is under criminal investigation or prosecution by judicial authorities due to possible violation of criminal laws which is not yet concluded;

(7) a person who is not eligible for enterprise leadership under the requirements of laws or administrative regulations;

(8) a person who is not a natural person;

(9) a person who is convicted of contravention of provisions of relevant securities regulations, which involved fraud and dishonest acts, by a relevant competent authority, where less than five years have elapsed since the date of such conviction.

Any election, appointment or engagement of a director, supervisor, general manager, deputy general manager or any other senior administrative officers in violation of the preceding paragraph shall be invalid.

The Company shall dismiss any director, supervisor, general manager, deputy general manager or any other senior administrative officers who falls within any of the circumstances set out in the sub-paragraph (1) of this Article during his term of office.

ARTICLE 134 The validity of an act of the director, general manager, deputy general manager or other senior administrative officers on behalf of the Company against a bona fide third party is not affected by any irregularity in his office, election or any defect in his qualification.

ARTICLE 135 In addition to the obligations imposed by laws, administrative regulations or the listing rules of the stock exchange on which the shares of the Company are listed, each of the Company’s directors, supervisors, general manager, deputy general managers, and other senior administrative officers shall owe a duty to each shareholder in respect of the following obligations in the exercise of the duties and powers entrusted to them by the Company:

(1) not to cause the Company to exceed the scope of business stipulated in its business licence;

(2) to act honestly in the best interest of the Company;

(3) not to expropriate the Company of its assets in any manner, including (but not limited to) usurpation of opportunities advantageous to the Company;

(4) not to expropriate the personal interests of the shareholders including (but not limited to) rights to distribution and voting rights, save pursuant to a restructuring of the Company submitted to shareholders for approval at shareholders’ general meetings in accordance with these Articles of Association.

ARTICLE 136 In exercising his rights or discharging his duties, each of the Company’s directors, supervisors, general manager, deputy general managers and other senior administrative officers owe a duty to exercise the care, diligence and skill of a reasonable and prudent person acting in such circumstances.

ARTICLE 137 In discharging his duties, each of the Company’s directors, supervisors, general manager, deputy general managers and other senior administrative officers shall observe the principle of fiduciary and shall not put himself in a position where his duty and his interest may conflict with the duties he assumes. Such principle shall include (but not limited to) discharging the following obligations:

(1) to act honestly in the best interest of the Company;

(2) to exercise powers within the scope of his powers and not to exceed those powers;

(3) to exercise the discretionary power vested in him personally and not to allow himself to exercise such discretionary power under the direction or influence of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given at general meetings, not to delegate the exercise of his discretion;

(4) to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

(5) unless otherwise provided herein or with the informed consent of shareholders given at general meetings, not to enter into any contracts, transactions or arrangements with the Company;

(6) without the informed consent of shareholders given at general meetings, not to use the Company’s property in any manner for their own benefits;

(7) not to exploit his position to accept bribes or other unlawful income nor to expropriate the Company of its property by any means, including (without limitation) opportunities advantageous to the Company;

(8) without the informed consent of shareholders given at general meetings, not to accept any commission in connection with the Company’s transactions;

(9) to abide by these Articles of Association, to perform his official duties faithfully, to protect the Company’s interests, and not to pursue personal benefits by exploiting his position and power in the Company to advance his own private interests;

(10) not to compete with the Company in any way unless with the informed consent of shareholders given at general meetings;

(11) not to misappropriate the Company’s funds or to lend such funds to others, not to deposit the Company’s assets in the accounts opened under his own name or the names of other persons, and not to use the assets of the Company as security for the liabilities of the shareholders of the Company or any other individual(s) ;

(12) unless otherwise permitted by informed shareholders at general meetings, not to disclose any confidencial information of the Company acquired by him in the course of and during his tenure and not to make use of such information except for the benefit of the Company, save that such information may be disclosed to a court of law or other governmental authorities under the following situations:

(i) disclosure is required by laws;

(ii) disclosure is required in the public interest;

(iii) disclosure is required in the interests of such directors, supervisors, general manager, deputy general managers or other senior administrative officers.

ARTICLE 138 The directors, supervisors, general manager, deputy general managers or other senior administrative officers of the Company shall not knowingly cause any one of the following persons or organizations (“associates”) to do such acts which such directors, supervisors, general manager, deputy general managers or other senior administrative officers are prohibited from doing:

(1) the spouse or minor child of directors, supervisors, general manager, deputy general managers or other senior administrative officers of the Company;

(2) a person acting in the capacity of trustee of the directors, supervisors, general manager, deputy general managers or other senior administrative officers of the Company or of any person referred to in the preceding sub-paragraph (1) of this Article;

(3) a person acting in the capacity of partner of the directors, supervisors, general manager, deputy general managers or other senior administrative officers of the Company or of the persons referred to in sub-paragraphs (1) and (2) of this Article;

(4) a company in which the directors, supervisors, general manager, deputy general managers or other senior administrative officers, alone or jointly with one or more persons referred to in sub-paragraphs (1), (2) and (3) of this Article and other directors, supervisors, general manager, deputy general managers and other senior administrative officers have a de facto controlling interest;

(5) the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the controlled company referred to in the preceding sub-paragraph(4) of this Article of Association; and

(6) any associates as defined in the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong limited.

ARTICLE 139 The fiduciary duties of the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company do not necessarily terminate upon the expiration of their terms of office. The duty of confidence in relation to trade secrets of the Company survives the termination of their tenure. The continuance of other obligations shall be determined on a fair basis depending on the length of the time lapse between the departure from office and the act concerned and the circumstances and the conditions under which the relationships between them and the Company are terminated.

ARTICLE 140 The liabilities of directors, supervisors, general manager, deputy general managers or other senior administrative officers of the Company in respect of the breach of certain substantive obligations may be discharged with the informed consent by shareholders given at a general meeting except for the circumstances provided for in Article 56 of these Articles of Association.

ARTICLE 141 Where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the relevant matters are subject to the approval of the board of directors in normal circumstances.

Unless the director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company so interested discloses his interests to the board of directors as required in this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director, supervisor, general manager, deputy general manager or other senior administrative officer is not counted in the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, general manager, deputy general manager or other senior administrative officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto acting without notice of the breach of duty by the interested director, supervisor, general manager, deputy general manager or other senior administrative officer concerned.

A director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is deemed to be interested in a contract, transaction or arrangement in which an associate of him is interested.

ARTICLE 142 If, before the Company first considers its entering into of the relevant contract, transaction or arrangement, a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company gives to the board of directors a notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements to be entered into by the Company subsequently, such director, supervisor, general manager, deputy general manager or other senior administrative officer shall be deemed to have made such disclosure as stipulated in the preceding Article of the Chapter to the extent as stated in the notice.

ARTICLE 143 The Company shall not in any manner pay taxes for or on behalf of any of its directors, supervisors, general manager, deputy general managers or other senior administrative officers.

ARTICLE 144 The Company shall not directly or indirectly make a loan or provide any guarantee for a loan to its directors, supervisors, general manager, deputy general managers or other senior administrative officers of the Company or of the Company’s holding company or any of their respective associates. However, the foregoing provisions shall not apply to the following circumstances:

(1) the provision by the Company of a loan or a guarantee of a loan to a company which is a subsidiary of the Company;

(2) the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds to any of its directors, supervisors, general manager, deputy general managers and other senior administrative officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders at the general meeting;

(3) the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors, supervisors, general manager, deputy general managers and other senior administrative officers or their respective associates on normal commercial terms if ordinary course of business of the Company includes the lending of money or the giving of guarantees.

ARTICLE 145 A loan made by the Company in breach of the preceding Article shall be forthwith repayable by the recipient of the loan regardless of the terms of the loan.

ARTICLE 146 A guarantee for loan provided by the Company in breach of the provisions of Article 143 of these Articles of Association shall not be enforceable against the Company, unless:

(1) at the time when the guarantee in connection with a loan is provided to an associate of any of the directors, supervisors, general manager, deputy general managers and other senior administrative officers of the Company or of the Company’s holding company, the lender has no knowledge of the relevant circumstances; or

(2) the collateral provided by the Company has been lawfully disposed of by the lender to a bona fide purchaser.

ARTICLE 147 The guarantee referred to in the preceding Article shall include the assumption of obligations by the guarantor or the provision of property provided to secure the performance of obligations by the obligor.

ARTICLE 148 In addition to any rights and remedies provided by laws and administrative regulations, where a director, supervisor, general manager, deputy general manager or other senior administrative officer of the Company is in breach of his duties to the Company, the Company shall be entitled to take the following measures:

(1) to claim damages from the relevant director, supervisor, general manager, deputy general manager or other senior administrative officer in compensation for losses sustained by the Company as a result of his breach of duty;

(2) to rescind any contracts or transactions entered into by the Company with the director, supervisor, general manager, deputy general manager or other senior administrative officer or with a third party (where such third party knows or should have known that the directors, supervisors, general manager, deputy general managers or other senior administrative officers representing the Company are in breach of the obligations to the Company);

(3) to demand the surrender of the profits made by the director, supervisor, general manager, deputy general manager or other senior administrative officer in breach of his duties;

(4) to recover from the director, supervisor, general manager, deputy general manager or other senior administrative officer the monies which should have been received by the Company, including (but not limited to) commissions; and

(5) to demand a refund from the director, supervisor, general manager, deputy general manager or other senior administrative officer of the interest earned or which may have been earned by the Company on the monies that should have been payable to it.

ARTICLE 149 The Company shall, with the prior approval of shareholders’ general meeting, enter into a contract in writing with a director or supervisor in respect of remuneration. The remuneration matters as aforesaid shall include:

(1) remuneration for acting as a director, supervisor or senior administrative officer of the Company;

(2) remuneration for acting as a director, supervisor or senior administrative officer of a subsidiary of the Company;

(3) remuneration for the provision of other services in the management of the Company and its subsidiaries;

(4) the payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

Except under a contract entered into in accordance with the foregoing, no legal proceedings shall be instituted by directors or supervisors against the Company for any benefits they may receive in respect of the aforesaid matters.

ARTICLE 150 The contract concerning the emoluments of the directors or supervisors of the Company between the Company and its directors or supervisors should provide that in the event of a takeover of the Company, the Company’s directors and supervisors shall, subject to the prior approval of the shareholders at the general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. A takeover of the Company referred to above shall mean one of the following situations:

(1) a takeover offer made by any person to the general body of shareholders;

(2) a takeover offer made by any person with a view to the offeror becoming a “controlling shareholder” as stipulated in Article 57 of these Articles of Association.

If the relevant director or supervisor does not comply with the provisions of this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of the said offer made; the expenses incurred as a result of the pro rata distribution of such monies shall be borne by the relevant director or supervisor and such expenses shall not be deducted from such monies.

ARTICLE 151 When any of the circumstances in Article 146 of the Company Law occurs to a director during his term of office and where the director is prohibited from participating in the securities market by the China Securities Regulatory Commission, the board of directors shall immediately suspend the relevant director’s duties from the date on which the board of directors becomes aware of the occurrence of such event and shall propose to the shareholders’ general meeting to dismiss such director.

When any of the circumstances in Article 146 of the Company Law occurs to a supervisor during his term of office and where the supervisor is prohibited from participating in the securities market by the China Securities Regulatory Commission, the supervisory committee shall immediately suspend the relevant supervisor’s duties from the date on which the supervisory committee becomes aware of the occurrence of such event and shall propose to the shareholders’ general meeting to dismiss such supervisor.

When any of the circumstances in Article 146 of the Company Law occurs to a general manager, a deputy general manager or any other senior administrative officer during his term of office and where the general manager, the deputy general manager or any other senior administrative officer is prohibited from participating in the securities market by the China Securities Regulatory Commission, the board of directors shall immediately suspend his or her duties from the date on which the board of directors becomes aware of the occurrence of such event and shall convene a board meeting to dismiss him or her.

CHAPTER 15: FINANCIAL AND ACCOUNTING SYSTEMS AND PROFIT

DISTRIBUTION

ARTICLE 152 The Company shall establish its financial and accounting system and internal audit system in accordance with laws, administrative regulations and the PRC accounting standards formulated by the finance regulatory authorities of the State Council.

ARTICLE 153 The Company shall prepare a financial report at the end of each accounting year and the same shall be audited by an accounting firm in accordance with the relevant law.

The financial reports shall be prepared in accordance with laws, administrative regulations and the requirements of the finance department of the State Council.

ARTICLE 154 The financial reports prepared by the Company in accordance with the relevant laws, administrative regulations and regulatory documents issued by competent local government or regulatory authorities shall be submitted by the board of directors to shareholders at every annual meeting. .

ARTICLE 155 The Company’s financial reports shall be made available at the registered address of the Company for shareholders’ inspection within twenty (20) days prior to the holding of shareholders’ annual general meeting. Each shareholder of the Company shall be entitled to obtain a copy of the financial reports referred to in this Chapter.

The Company shall deliver or send to each shareholder of Overseas Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said reports not later than twenty-one (21) days before the date of every annual general meeting of shareholders.

ARTICLE 156 The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, also be prepared in accordance with either the international accounting standards, or those of the place outside the PRC where the Company’s shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the notes to those financial statements. For the purpose of distributing the profit after tax of the Company in respect of the relevant accounting year, the lower amount of the profit after tax stated in the two sets of financial statements as aforesaid shall be taken to be the amount of the profit after tax.

ARTICLE 157 The interim results or financial information published or disclosed by the Company shall be prepared in accordance with PRC accounting standards and regulations, and also in accordance with either the international accounting standards or those of the place outside the PRC where the Company’s shares are listed.

ARTICLE 158 The Company shall publish its financial reports twice in every accounting year, that is, the interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each accounting year; the annual financial report shall be published within one hundred and twenty (120) days after the expiration of each accounting year.

ARTICLE 159 The Company shall not keep accounts other than those provided by law.

ARTICLE 160 The Company shall implement an internal auditing system and establish an internal auditing organization or engage internal auditing personnel to undertake the internal auditing and supervision over the Company’s income and expenses and other economic activities under the supervision of the board of directors.

ARTICLE 161 The Company’s profit after tax shall be distributed in the following order of priority:

(1) making up for losses;

(2) allocation to the statutory common reserve fund;

(3) allocation to the discretionary common reserve fund upon the approval of shareholders at a general meeting;

(4) payment of dividends in respect of ordinary shares.

The board of directors shall, in accordance with laws and administrative regulations of the State (if any) and the Company’s operation and development requirements, determine the proportions of profit distributions in items (3) and(4) of this Article and seek the approval of shareholders at the general meeting.

ARTICLE 162 Capital common reserve fund shall include the following items:

(1) premium on shares issued at a premium price;

(2) any other income required by the competent financial department of the State Council to be so included into capital common reserve fund.

ARTICLE 163 The common reserve fund of the Company shall be applied for the following purposes:

(1) making up for losses;

(2) expansion of the production and operation of the Company;

(3) conversion into the capital.

Upon the approval of shareholders at a general meeting, the Company shall either issue new shares to shareholders in proportion to their existing shareholdings or increase the par value of each share, provided that when the statutory common reserve fund is converted into share capital, the amount remaining in such statutory common reserve fund shall not be less than 25 per cent of the registered capital of the Company before such conversion.

The capital common reserve fund shall not be used to make up for losses of the Company.

ARTICLE 164 The Company shall not distribute any dividend before making up for its losses and allocating funds into the statutory common reserve fund.

ARTICLE 165 The policy of profit distribution in the Company shall be as follows:

(1) Based on the principles of offering reasonable investment return to shareholders and meeting reasonable capital requirements of the Company, the Company shall distribute dividends in a proactive manner. The dividends distribution policy of the Company shall be continuous and stable.

(2) Dividends can be paid by way of cash, shares or other ways permitted by law and regulations. If there are no significant investment plans or significant expenses in cash, the Company shall distribute dividends by way of cash.

(3) Under the aforesaid condition of dividends distribution in cash, the Company principally shall distribute dividends in cash once each year and the annual dividend distribution rate shall not be less than 30 percent. Within three consecutive years, the accumulated profits distributed in cash shall be not less than 30 percent of the three-year average annual distributable profits. Unless otherwise stipulated by laws or administrative regulations, the amount of interim dividends distributed shall not exceed 50 percent of the distributable profits as stated in the interim profits statement of the Company. The Company may distribute interim dividends in cash.

(4) Upon occurrence of any illegal appropriation of the Company’s funds by shareholders, the Company shall deduct the cash dividend payable to such shareholders to make up for the funds appropriated by such shareholders.

(5) When it is necessary for the Company to adjust its profit distribution policy, based on the circumstances of production and operation, investment plans and needs of long-term development, the adjusted profit distribution policy shall not violate the provisions of relevant laws and regulations.

(6) The Company shall disclose the information related to implementation of the cash dividend policy and other relevant circumstances in its periodical reports in accordance with relevant provisions.

ARTICLE 166 The profit distribution decision-making procedure and mechanism shall be as follows:

(1) Formulation of and amendment to the profit distribution policy and specific profit distribution plan shall be proposed to the shareholders’ general meeting by the board of directors. In the process of formulating the profit distribution policy and profit distribution plan, the board of directors shall discuss with independent directors, taking full account of a continuous, stable and scientific return to all shareholders of the Company and a sustainable development of the Company. When reviewing the profit distribution policy and specific profit distribution plan at the shareholders’ general meeting, the Company shall communicate and exchange opinions with shareholders, especially minority shareholders in a proactive manner and through various channels, fully consider the advices and appeals from minority shareholders and respond timely to the issues concerned by them.

(2) Formulation of and amendment to the policy of distribution of profits and specific profit distribution plan shall be passed by more than 50% the directors and passed by more than 50% independent directors. The independent directors shall give independent views on the formulation of and amendment to the profit distribution policy and specific profit distribution plan.

(3) Formulation of and amendment to the policy of distribution of profits and specific profit distribution plan shall be proposed to the shareholders’ general meeting. Formulation of and amendment to the policy of distribution of profits shall be passed by more than two-thirds of the voting rights held by the shareholders present at the shareholders’ general meeting. Formulation of and amendment to the specific profit distribution plan shall be passed by more than 50% voting rights held by the shareholders present at the shareholders’ general meeting. When it is necessary for the Company to adjust its profit distribution policy, based on the circumstances of production and operation, investment plans and needs of long-term development, when it is necessary to adjust the policy for profit distribution in cash, the adjustment shall be passed by more than two-thirds of the voting rights held by the shareholders present at the shareholders’ general meeting.

(4) Where the Company make profit in a year but fails to propose to distribute profit in cash for such year, the board of directors shall explain the reasons and the purposes and application plan of the funds not distributed by way of cash dividend in details in annual report. The independent directors shall provide their independent views thereon.

ARTICLE 167 Dividends or other payments declared by the Company to be payable to holders of Domestic-Invested Shares shall be declared, calculated and paid in Renminbi; and those payable to holders of Overseas Listed Foreign-Invested Shares shall be declared and calculated in Renminbi, but paid in the local currency where such Foreign-Invested Shares are listed (if there is more than one place of listing, then the local currency aforesaid will be the currency of the principal place of listing of which shall be determined by the board of directors).

Foreign currency required by the Company for payment of dividends or other payments to holders of Foreign-Invested Shares shall be dealt with in accordance with the relevant foreign exchange control regulations of the State. If there is no applicable regulation, the applicable exchange rate shall be the average of the closing rate for the relevant foreign currency announced by the Peoples’ Bank of China for the week prior to the announcement of the payment of dividend or other sums.

ARTICLE 168 The Company shall, in accordance with PRC tax law, withhold and make payments on behalf of shareholders in respect of their tax payable on their dividends income.

ARTICLE 169 The Company shall appoint receiving agents on behalf of the holders of the Overseas Listed Foreign-Invested Shares. Receiving agents shall receive on behalf of the relevant shareholders dividends distributed and other monies payable by the Company in respect of the Overseas Listed Foreign-Invested Shares.

The receiving agents appointed by the Company shall comply with the relevant requirements of the law of the place and the relevant regulations of the stock exchange where the Company’s shares are listed.

The receiving agents appointed by the Company on behalf of holders of H Shares shall be a company registered as a trust company under the Trustee Ordinance of Hong Kong.

CHAPTER 16: APPOINTMENT OF ACCOUNTING FIRM

ARTICLE 170 The Company shall engage an independent accounting firm which is qualified under the relevant regulations of the State to audit the Company’s annual financial report and review the Company’s other financial reports.

The first accounting firm of the Company may be engaged by the inaugural meeting of the Company before the first annual general meeting of shareholders and the accounting firm so appointed shall hold office until the conclusion of the first annual general meeting of shareholders.

If the inaugural meeting fails to exercise its powers under the preceding paragraph, those powers shall be exercised by the board of directors.

ARTICLE 171 The accounting firm engaged by the Company shall hold office from the conclusion of the last annual general meeting of shareholders until the conclusion of the next annual general meeting of shareholders.

ARTICLE 172 The accounting firm engaged by the Company shall have the following rights:

(1) to inspect the books and accounts, records and vouchers of the Company at any time and to require directors, general manager, deputy general managers and other senior administrative officers of the Company to provide the relevant information and explanation;

(2) to require the Company to take all reasonable steps to obtain from its branch offices and subsidiaries such information and explanation as are necessary for such accounting firm to carry out its duties;

(3) to attend shareholders’ general meetings and to receive notices and other information relating to such meeting which any shareholder is entitled to receive and to speak at any shareholders’ general meeting in relation to the matters concerning its role as the Company’s accounting firm.

ARTICLE 173 If the office of the accounting firm becomes vacant, the board of directors shall, before convening of the shareholders’ general meeting, have the right to appoint an accounting firm to fill such vacancy, and if there is another accounting firm in office for the Company during the vacancy period, such accounting firm may act its role.

ARTICLE 174 The shareholders at general meeting may by ordinary resolution remove an accounting firm before the expiration of its term of office, notwithstanding anything contained in the contract entered into between the Company and the firm, but without prejudice to the accounting firm’s right to claim, if any, for damages in respect of such removal.

ARTICLE 175 The remuneration of an accounting firm or the manner in which such firm is to be remunerated shall be determined by the shareholders at general meetings. The remuneration of the accounting firm appointed by the board of directors shall be determined by the board of directors.

ARTICLE 176 The decision of the Company to appoint, dismiss or not to re-appoint an accounting firm shall be resolved by the shareholders at general meetings and shall be filed with the securities regulatory authority of the State Council.

Where a resolution is proposed to be passed at a shareholders’ general meeting to appoint a firm other than an incumbent firm to fill any vacant office of an accounting firm, or re -appoint an accounting firm who has been appointed by the board of directors of the Company to fill a casual vacancy, or to remove an accounting firm before the expiration of its term of office, the following provisions should apply:

(1) Before the notice of shareholders’ general meeting is given to the shareholders, the proposal relating to the appointment and vacation of office shall be sent to the accounting firm the Company is going to engage or the accounting firm which intends to vacate or has vacated from its office in the relevant accounting year (vacating office includes leaving by removal, resignation and retirement).

(2) If the accounting firm which is vacating its office makes a representation in writing and requests the Company to notify the shareholders of such representations, the Company shall, unless the written representation is received too late, take the following measures:

(i) in any notice of the resolution given to the shareholders, state the fact of the representation having been made; and

(ii) send a copy of the representation to the shareholders as the attachment of the notice in the manner as stipulated in these Articles of Association.

(3) If the Company does not circulate the representation of the relevant accounting firm under provision (2) of this Article, such accounting firm may require that the representation be read out at the shareholders’ general meeting and make further appeal.

(4) An accounting firm which is vacating its office shall be entitled to attend the following meeting:

(i) the shareholders’ general meeting at which its term of office would otherwise have expired;

(ii) the shareholders’ general meeting at which it is proposed to fill the vacancy caused by its removal; and

(iii) the shareholders’ general meeting convened due to its resignation;

The accounting firm vacating its office shall be entitled to receive all notices or other relevant information of the said meetings, and speak at the said meetings in relation to matters concerning its role as the former accounting firm of the Company.

ARTICLE 177 Prior to the removal or the non-renewal of the appointment of the accounting firm, notice of such removal or non-renewal shall be given to the accounting firm and such firm shall be entitled to make representations at the shareholders’ general meeting. Where the accounting firm proposes resigning its post, it shall make clear to the shareholders’ general meeting whether or not there are any irregularities in the Company.

An accounting firm may resign its office by depositing at the Company’s registered address a written notice of resignation. The notice shall be effective on the date when the notice is deposited at the registered address of the Company or on such later date as may be stipulated in such notice. Such notice shall include the following statements:

(1) a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company; or

(2) a statement of any such circumstances.

Where the Company receives the written notice referred to in the aforesaid Article, it shall within fourteen (14) days thereof send a copy of the notice to the supervisory authority. If the notice contains a statement under the preceding subparagraph (2), copies of such statement shall be placed at the Company for shareholders’ inspection. A copy of such representation shall be sent by prepaid mail to each holder of Overseas Listed Foreign-Invested Shares who is entitled to receive the issuer’s financial status report of the Company. The address of the recipient shall be as recorded in the register of shareholders.

Where the accounting firm’s notice of resignation contains a statement of any circumstances which shall be brought to the notice of the shareholders or creditors of the Company, the accounting firm may require the board of directors to convene an extraordinary general meeting for the purpose of hearing its explanation of the circumstances connected with its resignation.

CHAPTER 17: INSURANCE

ARTICLE 178 The effecting, types of coverage, the insured amounts and periods of the Company’s insurance shall be decided at a meeting of the board of directors based on the circumstances of the Company and the practices of similar industries in other countries and the practices and legal requirements in China.

CHAPTER 18: LABOUR AND PERSONNEL MANAGEMENT SYSTEMS

ARTICLE 179 The Company shall, in accordance with the relevant provisions of the Labour Law of the People’s Republic of China and other relevant laws or administration regulations of the State, formulate its labour and personnel management systems which shall be appropriate to its particular circumstances.

CHAPTER 19: THE WORKING COMMITTEE OF THE PARTY

ARTICLE 180 According to the Constitution of The Communist Party of China, the Working Committee of Guangshen Railway Company Limited of the Communist Party of China (hereinafter referred to as “the Working Committee of the Party”) shall be established. The Working Committee of the Party, as an agency of the Party Committee of Guangzhou Railway (Group) Company, shall be under the direct control of the Party Committee of Guangzhou Railway (Group) Company. One Secretary and one deputy secretary of the Working Committee of the Party shall be placed, and the number of committee members shall be determined by the approval from the Party Committee of Guangzhou Railway (The leadership system of “Dual Entry and

ARTICLE 181 The leadership system of “Dual Entry andCross Appointment” shall prevail. Eligible members of the Party committee shall be appointed to the board of directors, the supervisory committee and the management through legal procedures; eligible Party members of the board of directors, the supervisory committee and the management shall be appointed to the Working Committee of the Party based on relevant regulations and procedures.

ARTICLE 182 The Working Committee of the Party shall establish the Party-civil relations department (belonging to the same institution with Comprehensive Management Department of the Company), under which is the primary organization of the Party.

ARTICLE 183 The Working Committee of the Party shall execute political, thoughtful and organizational leadership, and hold the general direction, control the general situation and ensure the implementation.

(1) Play a critical role in politics, mainly including the supervision of the actual implementation of the Party and the national policies, the participation in the Company’s major decision-making process, the implementation of placing human resources and talents under Party supervision, the enhancement of the Company’s leadership supervision, and the leadership of the Company’s ideological and political work and the construction of spiritual civilization.

(2) The Working Committee of the Party shall study and decide any important matters relating to the Party’s construction and ideological and political work, major appointment and removal and Party-civil work and any proposed important item planned to be deliberated or approved by the congress of employee representatives. The Working committee of the Party shall study and discuss major issues in operation and management.

(3) The general procedures for the Working Committee of the Party to participate in the Company’s decision-making process are: the Working Committee of the Party meeting is convened to discuss major issues put forward by the board of directors and the management and make opinions and suggestions; the Working Committee of the Party can put forward additional proposals for the decision of the board of directors and the management when necessary; the members of Working Committee of the Party holding the office of directors and the management, in particular serving as of Chairman and General Manager of the Company, shall communicate with the board of directors, the management and other members about the relevant opinions put forward by the Working Committee of the Party before such proposal is formally submitted; the members of Working Committee of the Party holding the office of directors or management of the Company shall express relevant opinions and suggestions on behalf of the Working Committee of the Party during the decision-making process of the board of directors and the management, and report the decision to the Working Committee of the Party in a timely manner.

(4) The Working Committee of the Party shall take the lead to comply with the regulations and rules established by the Company, and mobilize Party members and masses to implement the Company’s major decisions.

(5) The Working Committee of the Party shall carry out the Internal Supervision Provisions of the Communist Party of China and relevant regulations; for any violation against the Party and the national polices and laws/ regulations, the Working Committee of the Party shall provide the clear opinions and feedback for the board of directors and the management of the Company. If the situation is not corrected, the Working Committee of the Party shall report to the higher Party organization in a timely manner.

ARTICLE 184 The Working Committee of the Party shall organize corresponding Party organization and Party members to carry out relevant works, and play the primary party organization’s fundamental role and the Party member’s exemplary and vanguard role.

ARTICLE 185 The Discipline Inspection Committee of The Communist Party of China of Guangshen Railway Company Limited, as the specialized organization for internal supervision, shall fulfill its responsibilities of supervision, discipline execution and accountability.

ARTICLE 186 The Party-civil department and organization shall be incorporated into the Company’s management department and organization. Full-time political staffs shall be assigned based on requirements. Fulltime political staffs shall be entitled to the same compensation as the operation and management personnel at the same level.

ARTICLE 187 The Company shall provide funding of an amount no less than 0.5% of the total annual wages of employees to political works. Such expenditure shall be included in the Company’s budget management and disbursed from the Company’s management costs. The Working Committee of the Party shall be responsible for overall planning.

CHAPTER 20: TRADE UNION ORGANIZATION OF THE COMMUNIST

YOUTH LEAGUE

ARTICLE 188 The Company shall establish the trade union and conduct all relevant works according to the Trade Union Law of the People’s Republic of China, and establish the system of the congress of workers and staffs to implement the democratic management. The Company shall provide the trade union with all necessary conditions for its operation and activities and allocate funds to the trade union in accordance with the Trade Union Law of the People’s Republic of China. Such fund shall be used by the trade union of the Company in accordance with the “Measures for the Management of Trade Union Funds” formulated by the All China Federation of Trade Unions.

The representatives of the trade union of the Company may, on behalf of the employees of the Company, enter into any collective agreement with the Company in relation to issues including wages, working hours, benefits, insurance, and labor safety and health in accordance with the law. The Company shall seek advice from the trade union before making any material decision on its reform and operation and formulation of regulations and shall convene trade union representatives’ meeting or by other means to collect opinions and suggestions of the employees.

CHAPTER 21: MERGER AND DIVISION OF THE COMPANY

ARTICLE 189 The Company shall adhere to the Constitution of The Communist Youth League of China to establish the organization of the Communist Youth League, implement relevant works and give full support to the role played by the youth members. The Company shall hold relevant activities for the Communist Youth League and provide necessary conditions for the youth member’s development.

ARTICLE 190 The trade union and the Organization of The Communist Youth League shall actively accept the guidance of the Working Committee of the Party at the same level, the higher trade union and the higher Organization of The Communist Youth League.

ARTICLE 191 In the event of the merger or division of the Company, a plan shall be presented by the Company’s board of directors and shall be approved in accordance with the procedures stipulated in these Articles of Association, after which the relevant review and approval formalities shall be processed as required by law. A shareholder who objects to the proposal of merger or division shall have the right to demand the Company or the shareholders who consent to the proposal of merger or division to acquire their shares at a fair price.

The contents of the resolution of merger or division of the Company shall be compiled as a special document for shareholders’ inspection. The document mentioned above shall be sent by mail to holders of Overseas Listed Foreign-Invested Shares.

ARTICLE 192 The merger of the Company may be in the form of either merger of absorption or merger by establishment of a new company.

In the event of a merger of the Company, the parties involved in the merger shall enter into a merger agreement and prepare a balance sheet and a list of assets. The Company shall notify its creditors within ten (10) days from the date of the Company’s resolution in respect of the merge and shall make announcement in newspapers within thirty (30) days therefrom. A creditor shall within thirty (30) days of the date of receipt of such notice , and that who has not received the notice shall within forty-five (45) days from the date of the first public notice, be entitled to demand the Company to settle the debts owed to it or to provide a guarantee accordingly. After the completion of the merger, the creditor’s right and indebtedness in the original parties shall be inherited by the new company.

ARTICLE 193 In the event of a division of the Company, its assets shall be split accordingly.

In the event of a division of the Company, parties to such division shall enter into a division agreement and prepare a balance sheet and a list of assets. The Company shall notify its creditors within ten (10) days from the date of the Company’s resolution in respect of such division and shall publish a public notice in a newspaper within thirty (30) days from the date of such resolution.

Unless a written agreement has been entered into by the Company and its creditors in relation to the repayment of debts before the division, companies surviving such division shall jointly assume the indebtedness of the Company which has been incurred before such division.

ARTICLE 194 Where there is a change in any of the registered items of the Company as a result of its merger or division, the Company shall carry out procedures necessary for changing its registered items with the companies registration authority in accordance with the law. In case of dissolution, the Company shall cancel its registration in accordance with the law. When a new company is established, its establishment shall be registered in accordance with the law.

CHAPTER 22: DISSOLUTION AND LIQUIDATION

ARTICLE 195 The Company shall be dissolved upon occurrence of any one of the following events:

(1) a resolution is passed by the shareholders at a general meeting to dissolve the Company;

(2) dissolution of the Company is necessary due to a merger or division of the Company;

(3) revocation of business licence of the Company or the Company being ordered to close or being dissolved in accordance with the law;

(4) dissolution by the People’s Court according to Article 183 of the Company Law;

(5) the Company is unable to repay its due debts in full and is declared insolvent in accordance with the law.

ARTICLE 196 Where the Company is dissolved under sub-paragraphs (1), (3) and (4) of the preceding Article, a liquidation committee shall be set up within fifteen (15) days from the event of dissolution of the Company to proceed with the liquidation. The composition of the liquidation committee of the Company shall be determined by the directors or an ordinary resolution of shareholders’ general meeting. If no liquidation committee is set up within the prescribed period to commence the liquidation, creditors may apply to the People’s Court to designate relevant persons to form a liquidation committee in order to carry out the liquidation.

Where the Company is dissolved under sub-paragraph (5) of the preceding Article, the People’s Court shall, in accordance with the provisions of the relevant laws, organise and establish a liquidation committee to proceed with the liquidation.

ARTICLE 197 Where the board of directors decides to liquidate the Company (except for liquidation as a result of the declaration of insolvency by the Company), it shall include a statement in its notice of convening the shareholders’ general meeting for such purpose to the effect that, after making full inquiry into the status of the Company, the board of directors is of the opinion that the Company will be able to pay off its debts within twelve (12) months from the commencement of the liquidation.

Except where the Company has declared that it is insolvent, the liquidation group shall be appointed or dismissed by ordinary resolution of shareholders at a general meeting.

Upon the passing of the resolution by the shareholders at a general meeting in respect of liquidation of the Company, all duties and powers of the board of directors shall forthwith cease.

The liquidation committee shall act in accordance with the instructions of the shareholders at general meetings to make a report at least once every year at the shareholders’ general meeting in respect of the income and expenditure of the liquidation committee, the business of the Company and the progress of the liquidation and to submit a final report at the shareholders’ general meeting on completion of the liquidation.

ARTICLE 198 The liquidation committee shall notify the creditors within ten (10) days from its establishment and announce the same in the newspapers within sixty (60) days from its establishment. A creditor shall make any claims with the liquidation committee within thirty (30) days upon receipt of the notification, or within forty-five (45) days of the announcement in case of not receiving the notification..

When creditors make claims, they shall describe the relevant matters in respect of their claim and provide evidence thereof. The liquidation committee shall register creditors’ claims and no settlement can be made to the creditors by the liquidation committee during the period for declaration of creditors’ claims.

ARTICLE 199 During the liquidation period, the liquidation committee shall exercise the following duties and powers:

(1) to dispose of the Company’s properties, to prepare a balance sheet and a list of assets respectively;

(2) to serve notices or make announcements to creditors;

(3) to handle and solve any relevant uncompleted business of the Company;

(4) to effect payment of all outstanding taxes;

(5) to settle claims and debts;

(6) to dispose of the assets remaining after settlement of debts by the Company;

(7) to represent the Company in any civil proceedings.

ARTICLE 200 After the Company’s assets have been disposed of and the balance sheet and an inventory of assets have been completed, the liquidation committee shall formulate a liquidation plan and present the same to a shareholders’ general meeting or the relevant supervisory authority for confirmation.

To the extent that the Company’s assets are sufficient to pay off its debts, they shall be used to pay all liquidation expenses, wages of staff and workers, labour insurance fees, outstanding taxes and the Company’s debts.

The remaining assets of the Company after settlement in accordance with the provisions aforesaid shall be distributed to its shareholders according to the class and proportion of their shareholdings.

During the liquidation period, the Company shall not commence any new operational activities.

ARTICLE 201 Where the Company is liquidated due to dissolution, if the liquidation committee, after the disposal of the assets of the Company and preparation of the balance sheet and a list of assets, discovers that the Company’s assets are insufficient to repay the Company’s debts in full, it shall immediately apply with the People’s Court for a declaration of insolvency.

After the declaration of insolvency by the People’s Court, the liquidation committee shall transfer the liquidation matters to the People’s Court.

ARTICLE 202 Following the completion of liquidation of the Company, the liquidation committee shall prepare a report on liquidation, statement of the income and expenditure and the financial accounts for the liquidation which, upon verification by an accountant registered in PRC, shall be submitted to the shareholders’ general meeting or the relevant supervisory authorities for confirmation.

The liquidation committee shall within thirty (30) days after the confirmation by the shareholders’ general meeting or the relevant supervisory authorities submit the documents referred to in the preceding paragraph to the company’s registration authority and apply for cancellation of registration of the Company, and announce the termination of the Company.

CHAPTER 23: PROCEDURES FOR AMENDMENT OF THE COMPANY’S

ARTICLES OF ASSOCIATION

ARTICLE 203 The Company may amend these Articles of Association in accordance with laws, administrative regulations and the provisions of these Articles of Association.

ARTICLE 204 For the amendment of the Company’s Articles of Association, the following procedures shall be followed:

(1) the board of directors shall, in accordance with provisions of these Articles of Association, adopt a resolution to propose the shareholders’ general meeting to amend the Company’s Articles of Association, and formulate the draft amendments to the Articles of Association;

(2) notice of the draft amendments to these Articles of Association referred to in the preceding sub-paragraph shall be sent to the Company’s shareholders, and a shareholders’ general meeting shall be convened to vote on the contents of the amendments;

(3) subject to the compliance of the relevant regulations of these Articles of Association and the Mandatory Provisions, a special resolution for approval of the draft amendments to these Articles of Association shall be passed by shareholders’ general meeting.

ARTICLE 205 The amendments to the Company’s Articles of Association involving the contents of the Mandatory Provisions shall become effective upon approvals by the vetting authority authorized by the State Council and the Securities Committee of the State Council. If the amendments involve the registered items of the Company, the Company shall apply for registration of changes to the registered items in accordance with law.

CHAPTER 24: DISPUTES RESOLUTIONS

ARTICLE 206 The Company shall comply with the following rules to settle disputes:

(1) Whenever any disputes or claims relating to the affairs of the Company arise from the rights and obligations arising between holders of the Overseas Listed Foreign-Invested Shares and the Company; holders of the Overseas Listed Foreign-Invested Shares and the Company’s directors, supervisors, general manager, deputy general managers or other senior administrative officers; or holders of the Overseas Listed Foreign-Invested Shares and holders of Domestic-Invested Shares arising from these Articles of Association or any rights or obligations conferred or imposed by the Company Law or any other relevant laws and administrative regulations the parties involved shall refer such disputes or claims of rights to arbitration.

The disputes or claims of rights referred to in the preceding paragraph is referred to arbitration shall be the entire claim or dispute; all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation must be a party involved into such disputes or claims; the Company, Company’s shareholders, directors, supervisors, general manager, deputy general managers or other senior administrative officers, shall abide by the arbitration. Disputes in relation to the ownership certification as shareholders and disputes in relation to the shareholders’ register need not be resolved by arbitration.

(2) A claimant may refer the matter to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its Arbitration Rules or, alternatively, to the Hong Kong International Arbitration Centre for arbitration in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects arbitration at the Hong Kong International Arbitration Centre, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Centre.

(3) The laws of the People’s Republic of China shall govern the arbitration of disputes or claims described in sub-paragraph (1), save as otherwise provided in laws and administrative regulations.

(4) The award of an arbitration body shall be final and conclusive and binding on all parties thereto.

CHAPTER 25: SUPPLEMENTARY

ARTICLE 207 Notice of the Company (including notice of meetings, corporate communication or other written materials given to shareholders) may be served in the following manners: (1) by way of announcement; (2) personal delivery; (3) pre-paid post; (4) other means required under laws and regulations or listing rules of the place of listing or otherwise permitted by a supervisory authority.

Any reference in these Articles of Association to the newspaper in which announcement is published shall be such newspaper as designated or required by relevant laws, administrative regulations or rules. In respect of the way by which corporate communication is required to be provided or given to holders of Overseas Listed Foreign-Invested Shares under the Listing Rules of Hong Kong, such corporate communication may be provided or given to holders of Overseas Listed Foreign-Invested Shares through the website of the Company (www.gsrc.com) or other electronic means subject to the laws and regulations and listing rules of the place of listing and these Articles of Association.

The corporate communication refers to any document provided or to be provided to any holder of securities of the Company for reference or further action, including but not limited to (1) reports of the board of directors, annual accounts, auditors reports and summary of financial reports (if applicable) of the Company; (2) interim reports and summary of interim reports (if applicable); (3) notice of the meetings; (4) listing documents; (5) circulars; (6) proxy forms (as defined in the listing rules of the stock exchange located in the place where shares of the Company are listed).

ARTICLE 208 The “accounting firm” referred to in these Articles of Association shall have the same meaning as “auditor”.

ARTICLE 209 The board of directors of the Company shall be responsible to interpret these Articles of Association.